UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Installed Building Products, Inc.

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2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

“ OUR SUCCESS IS A DIRECT RESULT OF THE HARD WORK AND DEDICATION OF EACH OF OUR EMPLOYEES.” JEFFREY W. EDWARDS Chairman, President and CEO

Installed Building Products, Inc.

Notice of 2024 Annual Meeting of Stockholders

Date and Time	May 23, 2024, 10 a.m. Eastern Time

Virtual Meeting Audio Webcast	https://meetnow.global/MJUTAUG

Record Date	March 28, 2024

Mailing Date for Distribution of Proxy Materials

On or about April 11, 2024, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record on the record date. The notice has instructions on obtaining internet access to our Proxy Statement and Annual Report, including our Form 10-K for the 2023 fiscal year. The notice also has instructions on requesting a paper copy of the proxy materials. We are making our proxy materials available to our stockholders electronically instead of mailing a full set of proxy materials, which allows us to provide you with the information you need in a timely manner, while reducing our impact on the environment and lowering the costs of printing and distributing our proxy materials.

Agenda

∎ Election of Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms;

∎ Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

∎ Approval, on an advisory basis, of the compensation of our named executive officers; and

∎ Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Voting

Stockholders may vote online at www.envisionreports.com/IBP or by phone at 1-800-652-8683, 24 hours a day, seven days a week. If you have a printed proxy card, you may vote by completing, signing, dating and returning each proxy card in the prepaid envelope provided. If you choose to vote during the 2024 Annual Meeting of Stockholders (“Annual Meeting”), follow the instructions posted at https://meetnow.global/MJUTAUG. All votes must be received no later than the closing of the polls at the Annual Meeting.

Meeting and Voting Details	For more detailed information on attending and voting at the Annual Meeting, see “Meeting and Voting Information” beginning on page 83.

By Order of the Board of Directors

Shelley A. McBride

General Counsel and Secretary

April 11, 2024

Message from Our Chairman and Our Presiding

Independent Director

Jeffrey W. Edwards Chairman of the Board

TO OUR STOCKHOLDERS:

In February 2024, Installed Building Products, Inc. (“we,” “us,” “our” or the “Company”) celebrated 10 years of being a publicly-traded company. During its first 10 years, IBP has established a strong track record of excellent operational and financial performance. The Company has grown annual sales and net income each year from our first full year as a public company in 2015 through 2023, representing compounded annual growth rates of 20% and 32%, respectively. The Company’s continued success is due to the hard work of its valued and dedicated employees, longstanding customers, vendors and surrounding communities. Each stakeholder has played an integral part of our success. IBP has continued to invest back into our employees, their families and our communities. As economic and social complexities continue to rapidly change, IBP’s Board of Directors (“Board”) is proud that the IBP leadership team’s culture of “doing the right thing” has endured throughout its history. Our special culture has helped retain and attract new leaders and continues to position the Company for future success. We care deeply about our people, the environment, sustainability, and our neighbors, and we continue to strive for excellence in corporate governance.

CONTINUING TO POST RECORD RESULTS WITH GROWING DIVIDEND DISTRIBUTIONS

Margot L. Carter Presiding Independent Director

IBP achieved another year of record financial results in 2023 as revenues increased 4% to $2.8 billion and net income increased 9% to $244 million, or $8.61 per diluted share. While organic revenue growth was roughly flat in 2023, the Company continued to benefit, in part, from sales driven by the eight acquisitions completed in 2023 and the 88 acquisitions since 2014. Allocating capital toward future acquisitions remains the top priority for IBP and as net income and cash from operations increased, quarterly dividend payments have increased approximately 5% per share each year since dividends were first paid 2021. Additionally, the Board declared a 2024 annual variable dividend of $1.60 per share, up $0.70 per share from the variable dividend paid in the prior year.

SUPPORTING OUR EMPLOYEES, FAMILIES AND OUR NEIGHBORS WHILE INVESTING FOR THE FUTURE

The commitment we have to our employees and their families goes well beyond simply issuing a paycheck, and includes offering programs related to health and safety, financial education, personal development, and emotional well-being. Lead with Safety is our cornerstone program for promoting workplace safety, maintaining a safety-first culture remains IBP’s top priority. In March 2019, we created a foundation that has committed nearly $4 million in scholarships and financial assistance for employees and their family members. In addition, we are thankful for the communities we serve and have worked with 136 nonprofits primarily focusing on education, housing, veterans and community strengthening. These organizations have helped our neighbors in over 50 cities and granted nearly $7 million since 2019.

ENVIRONMENTAL STEWARDSHIP/LEADERSHIP

IBP’s core business of installing insulation improves energy efficiency within residential homes and commercial buildings, which helps reduce carbon emissions. Helping to mitigate climate risks and the environment is at the center of our business. The IBP leadership team, Nominating and Governance Committee and the full Board meet quarterly to better understand how the Company’s operations across the United States impact the environment and the best ways to monitor climate changing activity. The Company published its third annual Environmental, Social and Governance (“ESG”) Report in August 2023, highlighting the Company’s achievements as the Company’s ongoing commitment to the environment and sustainability. We expect to publish our fourth ESG Report in August 2024.

ENHANCING OUR DIVERSITY, EQUITY, INCLUSION, AND BELONGING (“DEI&B”) EFFORTS

We are proud to report that over the past year, IBP has taken significant strides in advancing DEI&B initiatives with particular attention devoted to fostering a culture of belonging. With oversight from the Compensation and Human Capital Committee of our Board, leadership is held accountable for our objective to establish and maintain an environment where all employees feel as if they belong and customers, suppliers, and stockholders value our commitment to diversity. We believe that in today’s rapidly evolving global landscape, embracing DEI&B is a necessity for driving innovation, fostering resilience, and ensuring growth. Current initiatives include management training, promoting relationships with minority and women owned vendors and suppliers, and encouraging inclusion and understanding.

Our full policy against discrimination can be found in our Human Rights Policy, which applies to all employees and our customers, suppliers, vendors, and partners.

PROMOTING TALENT IN LEADERSHIP POSITIONS

Succession planning is a priority for the Board. Effective January 1, 2024, IBP named Brad A. Wheeler to succeed Jay P. Elliott as COO. We thank Mr. Elliott for over 20 years of exceptional commitment and service as COO and for his ongoing contributions in a new role within the Company. Mr. Wheeler joined IBP in 2010 as a Regional Manager and has served as a Regional President since January 2015. His appointment as COO reflects the Board’s commitment to identify, recruit, and retain talent to drive its successful strategy for another 10 years and beyond.

In May 2023, Marchelle E. Moore was elected as an independent director to the Company’s Board. Ms. Moore, SVP, External Affairs, Chief Diversity Officer at Encova Mutual Insurance Group and President of its Foundation, is a proven leader and highly experienced executive, with unique perspectives in human capital, labor relations, corporate governance, regulatory compliance and risk. Of our nine-member Board, 44% of our directors represent gender, racial, ethnic, or orientation diversity.

WE APPRECIATE YOUR SUPPORT AND FEEDBACK

IBP is a company that values and is committed to strong performance, excellent corporate governance, and corporate responsibility. Please read the accompanying Proxy Statement carefully and attend our Virtual Annual Meeting on May 23, 2024. Please vote your shares as soon as possible, whether or not you are planning to attend the Annual Meeting. You may vote by telephone or Internet, or by signing, dating and returning the proxy card in the prepaid envelope provided if you requested printed proxy materials.

We thank you for your continued support, trust, and investment in Installed Building Products.

JEFFREY W. EDWARDS CHAIRMAN OF THE BOARD	MARGOT L. CARTER PRESIDING INDEPENDENT DIRECTOR

PROXY SUMMARY

This Proxy Summary provides an overview of our business and highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Meeting Proposals

Proposals		Required Vote	Board Recommendation	Page Reference

1.	Election of Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms	Majority of the votes cast at the Annual Meeting	✓ FOR each nominee	6

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote	✓ FOR	41

3.	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote	✓ FOR	44

Business Overview

Our primary business is the installation of building products, mainly insulation, in residential and commercial buildings. In addition to insulation, we also install a diversified range of other products, including waterproofing, fire-stopping, fireproofing, garage doors,
rain gutters, window blinds, shower doors, closet shelving, mirrors and other products. We offer our services from our network of approximately 250 branch locations serving the 48 continental United States and the District of Columbia.	Note: Shaded states are where we have a physical presence. Some dots represent multiple locations.

Our distribution platform consists of two regional distributors. AMD Distribution Services, LLC has eight locations serving the Midwest and Mountain West regions and distributes spray foam insulation, metal building insulation, residential insulation, mechanical and fabricated Styrofoam insulation and accessories. Central Aluminum Supply Corporation and Central Aluminum Supply of North Jersey, L.L.C. distribute gutter supplies and accessories for construction projects across the Northeast and Mid-Atlantic regions.

We also operate a small manufacturing operation located in Bucyrus, Ohio, which produces cellulose insulation with an 85% recycled wastepaper content and other specialty industrial fibers.

IBP 2024 Proxy Statement

Proxy Summary

Our Growth Strategy

We are focused on diversifying our products and services, broadening our mix of end market exposure and expanding our geographic footprint. Our growth strategy includes acquisition of residential and commercial installers in new markets, acquisitions of businesses offering complementary products, introduction of new product offerings in existing markets, pursuit of new product categories in commercial markets, and expanding our multi-family sales in existing branches.

We have a demonstrated record of success for each of our growth strategies:

∎	Product diversification - Revenue from insulation installation services represented approximately 66% of our total revenues in 2018 compared to 60% in 2023.

∎	End market diversification - We have decreased our residential new construction end market exposure from 77% in 2018 compared to 72% in 2023.

∎	Geographic expansion - We have added 75 new branch locations since 2018.

Our Capital Allocation Strategy

Our primary use of capital is acquisitions, which are responsible for much of the success of our growth strategy. Our asset-light model generates substantial operating cash flow, which supports further acquisition growth.

In addition to pursuing strategic acquisitions, in 2023, we returned nearly $70 million to stockholders, including quarterly and variable dividends of $63.1 million and stock repurchases totaling $6.3 million.

2023 Cash Dividends	2023 Stock Repurchases

$63.1 million	$6.3 million

Our Acquisition Strategy

In the 1990s, we began our acquisition strategy with the goal of creating a national platform and have since grown, by our estimate, to become one of the nation’s largest installers of insulation in the residential new construction end market. Since 1999, we have successfully completed and integrated over 190 acquisitions, expanding our geographic footprint and market presence and diversifying our product offerings. In 2023, we successfully acquired and integrated eight businesses representing approximately $75 million in annual aggregate revenues.

∎  Keys to our approach

✓ Target profitable markets

✓ Acquire operations with a strong reputation and customer base

✓ Leverage national buying power

✓ Leverage relationships with national homebuilders

✓ Maintain existing management teams and trade names

IBP 2024 Proxy Statement

Proxy Summary

2023 Financial Highlights

Our record 2023 financial and operating results reflect the continued success of our key business strategies.

Record Net Revenue	Record Gross Profit	Record Net Income	Record Diluted Earnings Per Share	Record Adjusted EBITDA

$2.8 billion	$930.7 million	$243.7 million	$8.61	$485.9 million

4.1% increase	12.4% increase	9.1% increase	11.2% increase	10.6% increase

See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure. Figures above reflect year-over-year increases.

Corporate Responsibility

We recognize the importance of our environmental and social responsibilities and their impact on our stockholders, our customers, our employees and our communities. Good corporate citizenship is important to us and we are committed to promoting a culture of doing what is right and investing in the communities where we live and work. We integrate corporate responsibility every day through making buildings energy efficient, providing for the health, safety and welfare of our employees, advocating volunteerism and empowering philanthropy.

GOING BEYOND THE BUILDINGS

◾  Jason R. Niswonger is our Chief Administrative and Sustainability Officer

◾  We have released our third annual Environmental, Social and Governance Report (“Sustainability Report”)

◾  Our efforts to reduce our carbon footprint include the following goals:

✓  Reducing by 50% our carbon producing electricity usage from 2020 baseline by 2030

✓  Reducing by 50% the HFC blowing agent used from 2020 baseline by 2030

✓  Reducing by 50% mobile combustion emissions from 2020 baseline by 2030

✓  Reducing landfill waste through increased recycling programs

COMMITTING TO OUR PEOPLE

◾   Training and development, including a management development program and language training;

◾   Employee well-being, including our Positive Production Program and partnering with Care.com;

∎   Philanthropy and community engagement, including regionalized DEI&B committees and

 development of DEI&B-related metrics for grantmaking and volunteerism; and

◾   Workforce and leadership diversity, including diversity recruiting by using inclusive language,

  unbiased screening methods and local partnerships.

IBP 2024 Proxy Statement

Proxy Summary

ELEVATING OUR NEIGHBORHOODS

∎  Installed Building Products Foundation (“Foundation”) grants since 2019 inception (dollar amounts approximate):

✓  Scholarships - $3.6 million (308 grants)

✓  Charitable Giving Match - $40,151 (120 matches)

✓  Employee Financial Assistance - $325,866 (258 employees)

✓  Major Grants Program - $4.1 million (94 grants)

∎  Corporate giving, including multi-year commitments to : The Gary Sinise Foundation’s R.I.S.E. Program, Mid-Ohio Food Collective, YWCA of Central Ohio, SproutFive, St. Mary’s Scholarship Endowment, The Columbus Promise, Besa Community, Inc. and Zora’s House.

Board of Directors Diversity and Skills

Our Board of Directors (“Board”) is expected to represent a broad diversity of geographic, age, gender, racial and ethnic backgrounds and experience. Our goal is to ensure that the Board is comprised of individuals whose backgrounds, skills and expertise, when taken together, provide the Board with the range of skills and expertise necessary to oversee the Company’s strategy, operations and risk management.

IBP 2024 Proxy Statement

Proxy Summary

Industry Knowledge	Experience
✓ Housing ✓ Construction ✓ Building Materials

✓ Public Board

✓ Audit Committee

✓ Compensation Committee

✓ Corporate Governance / Nominating Committee

✓ Executive Leadership

✓ Strategic / Operational / Industrial Distribution

✓ Human Capital Management

✓ IT / Technology / Cybersecurity / Digital Transformation

✓ ESG

Financial Skills
✓ Public Company Financial Reporting ✓ Capital Structure Experience ✓ M&A Transactions ✓ Risk Management

2023 Executive Compensation at a Glance

Name	Base Salary ($)(1)	Performance-Based Cash Award Earned ($)	Performance-Based Restricted Stock Award at Grant Date Fair Value ($)	Total ($)

Jeffrey W. Edwards	840,000	1,225,900	3,837,502	5,903,402
Michael T. Miller	445,000	458,380	1,236,500	2,139,880
Jay P. Elliott	485,000	346,450	1,279,089	2,110,539
W. Jeffrey Hire	420,000	213,200	266,418	899,618
Jason R. Niswonger	425,000	282,490	437,011	1,144,501

(1)	Effective April 1, 2023.

Key Compensation Practices for Executives

What We Do	What We Don’t Do

✓  Pay for Performance where a substantial percentage of compensation is based on achievement of objective pre-established performance metrics

✓  Balanced Compensation Mix of salary and performance-based cash bonuses and restricted stock awards

✓  Multi-year Vesting of Equity Awards over a two-year period after the performance target is met

✓  Limited Perquisites that are not available to other salaried employees

✓  Competitive Pay targeted near the median of our peer group

✓  Clawback Policy allowing recovery of incentive compensation under specified circumstances

✓  Meaningful Equity Ownership Requirements in multiples of base salary

✓  Annual Say-on-Pay Vote on executive compensation

NO Tax Gross-Ups for perquisites or excise taxes

NO Pension Plans or retirement benefits that are not available to other salaried employees

NO Hedging or other monetization transactions involving Company securities (the Board has made an exception to the policy for our Chief Executive Officer, see Footnote 2 in the “Stock Ownership Table” beginning on page 73)

NO Short Sales or other speculative transactions involving Company securities

NO Option Repricing of underwater stock options without stockholder approval

NO Single Trigger accelerated vesting of incentive awards upon a change in control without a qualifying loss of employment

NO Pledging of Company securities as collateral or holding Company securities as collateral in a margin account (the Board has made an exception to the policy for our Chief Executive Officer, see Footnote 2 in the “Stock Ownership Table” beginning on page 73)

NO Employment Agreements for our executives other than our Chief Executive Officer

IBP 2024 Proxy Statement

Proxy Summary

PROPOSAL 1 – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee (“NCG Committee”), the Board has nominated and is submitting to a vote of our stockholders a proposal to elect Margot L. Carter, David R. Meuse and Michael H. Thomas as Class II directors to serve for three-year terms. Each nominee’s term runs until the 2027 Annual Meeting of Stockholders.

The NCG Committee and the Board evaluated the background, experience, qualifications, attributes and skills of each nominee, as well as the years of experience they have had working together on the Board and the knowledge of the Company’s business and operations they have developed as a result of such service. The NCG Committee and the Board also considered Board refreshment and each nominee’s contributions to the Board and role in the operation of the Board as a whole. See “Director Qualifications,” “Board Composition” and “Director Skills, Experience and Background” below.

Director nominees are expected to demonstrate leadership and to possess the highest professional and personal integrity, values and judgment. The NCG Committee and the Board have determined that each of our nominees possesses the skills, experience and perspectives, collectively with other directors, to comprise a well-rounded, highly effective Board of Directors, and have determined that the nominees add to the overall diversity of the Board by bringing insights and practical wisdom based on their experience or expertise.

All of the director nominees currently serve on the Board. Each nominee has accepted the nomination and has agreed to serve if elected. If a nominee is unable to serve as a director, the Board may reduce the number of directors constituting the full Board or may choose a substitute nominee.

Overview of the Board

Our directors are divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, with one class of directors elected annually for a three-year term and the other classes of directors continuing to serve for the remainder of their respective terms. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

The number of directors constituting the Board is fixed from time to time by a majority vote of the directors then in office. Our Board of Directors has currently fixed the number of directors at nine. No decrease in the authorized number of directors will result in the removal of an incumbent director until that director’s term of office expires. Vacancies may be filled by the Board.

Director Qualifications

Our NCG Committee is responsible for annually reviewing the qualifications for Board membership and identifying and assessing the appropriate skills and characteristics of our directors and director candidates with a view toward ensuring that the Board is comprised of individuals whose backgrounds, skills, experience and expertise, when taken together, provide the Board with the ability to provide effective oversight of the Company and its operations, strategy and risk management.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

In evaluating the suitability of director candidates, the NCG Committee considers evolving needs within the Board and evaluates the entirety of each director candidate’s credentials. The NCG Committee considers numerous factors, including those set forth in the matrix below, in seeking to maintain a balance of knowledge, experience, expertise, background and capability. The skills matrix assists the NCG Committee in determining whether a director candidate or a Board member possesses skills that may be valuable in light of current and anticipated strategic plans, operational requirements and risk challenges and in the long term interest of our stockholders. Each of our director nominees and continuing directors possess valuable skills and experience that are not reflected in the matrix.

Industry Knowledge
Housing	∎	∎	∎		∎	∎		∎	∎
Construction	∎	∎	∎			∎		∎	∎
Building Materials	∎	∎				∎		∎	∎
Financial Skills
Public Company Financial Reporting	∎		∎		∎	∎		∎	∎
Capital Structure Experience	∎	∎	∎		∎	∎		∎	∎
M&A Transactions	∎	∎	∎		∎	∎	∎		∎
Risk Management	∎		∎		∎	∎	∎		∎
Experience
Public Board	∎	∎	∎	∎	∎	∎	∎	∎	∎
Audit Committee	∎	∎	∎		∎	∎		∎	∎
Compensation Committee	∎	∎	∎	∎	∎		∎	∎	∎
Corporate Governance / Nominating Committee	∎	∎	∎	∎	∎		∎	∎	∎
Executive Leadership	∎	∎	∎	∎		∎	∎	∎	∎
Strategic / Operational / Industrial Distribution	∎	∎	∎			∎		∎	∎
Human Capital Management	∎	∎		∎			∎		∎
IT / Technology / Cybersecurity / Digital Transformation	∎		∎						∎
ESG	∎		∎						∎

The NCG Committee also considers whether a director candidate meets applicable criteria for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations. If the nominee is a current director, the NCG Committee takes into account the director’s individual contributions to the Board, the director’s ability to work collaboratively and the effectiveness of the Board as a whole. No specific weight is assigned to any particular factor and, depending on the current and anticipated needs of the Board, some factors may weigh more or less heavily.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Board Composition

In addition to the skills and expertise described above, the NCG Committee also seeks diversity of age, gender and race and ethnicity among members of the Board. The Board, as a group, is expected to represent a broad range of backgrounds and experience. The NCG Committee and the Board believe that considering diversity is consistent with creating a Board that best serves the Company, our stockholders, our employees and our communities. The NCG Committee believes that our director nominees and continuing directors exhibit commitment to long-term value creation for our stockholders, outstanding personal and professional ethics, sound business judgment, strategic vision, leadership experience and an appreciation of different perspectives.

Director Skills, Experience and Background

The following biographical information regarding each director nominee and director continuing in office is as of April 11, 2024. In addition to age and tenure as a director, it includes information about each individual’s principal occupation, professional experience, educational background and certain other experience, attributes, qualifications and skills that make the director a valuable member of the Board.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Margot L. Carter Director Nominee

Age

56

Presiding Independent Director since 2014

Independent

Yes

Director Since

2014

Class II Director

Term Expires in 2024

Board Committees

✓  Audit Committee

✓  Nominating and

   Corporate Governance

   Committee (Chair)

Occupation

Living Mountain Capital L.L.C., a business advisory consulting firm

President and Founder (1998–present)

Education

Binghamton University, B.A. in Economics and History

Fordham University School of Law, J.D.

MIT Sloan School of Management, Executive Certificate - Artificial Intelligence

Southern Methodist University Cox Business School, Certificate - Finance

Experience

∎   RealPage, Inc., a leading global software and data analytics company for the real estate industry, Executive Vice President, Chief Legal Officer and Secretary

∎   The Princeton Review, Inc., a global education technology company, Executive Vice President and General Counsel

∎   Soundview Technology Group, Inc., a global technology financial services firm, Executive Vice President, General Counsel and Executive Managing Director

∎   Cantor Fitzgerald and eSpeed, Inc., a global capital markets, financial services and technology company, Assistant General Counsel

Other Board Service

∎   Eagle Materials, Inc., a publicly traded leading provider of building materials (2017-present), compensation and corporate governance and nominating committees (2017-present), audit committee (2017-2019)

∎   Interior Logic Group, a technology enabled building materials business (2017-2019)

∎   North Texas Chapter of National Association of Corporate Directors (2016–present), Chair (July 2022-July 2023), Chair Emeritus (July 2023–present); NACD Director Certified

Qualifications

Ms. Carter’s experience in the technology, real estate and construction industries and her service as a director of a public company in the building materials industry bring to the Board knowledge of the housing and construction industries, corporate governance and technology and cybersecurity. Ms. Carter has extensive experience in mergers and acquisitions and business development, which provide insight for the Company’s growth strategies. Her experience as general counsel and service on board committees give her insight into the dynamics of a corporate board, risk oversight and human capital and environmental, social and governance issues.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

David R. Meuse Director Nominee
Age 78 Independent Yes Director since 2020 Class II Director Term Expires in 2024 Board Committees ✓ Compensation and Human Capital Committee

Occupation

Stonehenge Partners, Inc., a privately held mezzanine and equity investment firm and provider of financial and advisory services

Senior Advisor (2018–present)

Education

John Carroll University, B.A. in Political Science and Philosophy

Cleveland Marshall College of Law

Wharton School of Business, Securities Industry Institute

Experience

∎   Banc One Capital Holdings Corporation, holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation, Chairman and Chief Executive Officer

∎   Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm, Chairman and Chief Executive Officer

∎   Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services, Chairman

Other Board Service

∎   State Auto Financial Corporation, a publicly traded casualty insurance holding company engaged in writing personal and business insurance, lead director (May 2015-February 2022), audit, independent and investment and finance committees (2006-February 2022)

∎   Service on non-profit boards, including REV Ventures and The Columbus Foundation, a nonprofit community foundation

Qualifications

Mr. Meuse’s more than 40 years of experience in the investment banking, merchant banking, securities brokerage and private equity industries bring to the board expertise in financial markets, capital structure and mergers and acquisitions. Mr. Meuse’s executive leadership roles throughout his career and his public company board experience also provide the board with risk management, strategic and operational and governance skillsets.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Michael H. Thomas Director Nominee
Age 74 Independent Yes Director since 2014 Class II Director Term Expires in 2024 Board Committees ✓ Audit Committee

Occupation

Stonehenge Partners, Inc., privately held mezzanine and equity investment firm and provider of financial and advisory services

Retired partner, provided counsel in investment origination, portfolio asset management and disposition of investments (1999-2014)

Education

University of Notre Dame, B.A. in Business Administration

Experience

∎   JMAC, Inc., privately held investment company, directing investments in the financial services, publishing, health care, real estate and manufacturing sectors and responsible for the owners’ financial, estate and income tax planning, Executive Vice President and Treasurer

∎   Ernst & Young LLP Columbus, Ohio tax practice, Manager

Other Board Service

∎   Served as a director of the Company’s predecessor (2004-2011)

Qualifications

Mr. Thomas’ significant business and investment experience brings to the Board executive leadership, capital structure, mergers and acquisitions, risk management and human capital skills. His longstanding service as a board member of the Company’s predecessor gives him a broad perspective of the housing industry and the Company’s culture and business strategies.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Jeffrey W. Edwards Continuing Director
Age 60 Chairman since 1999 Independent No Director since 1999 Class III Director Term Expires in 2025 Board Committees None

Occupation

Installed Building Products, Inc.,

President (2011-present), Chief Executive Officer (2004-present) and Chairman (1999-present)

Education

Miami University, B.S. in Marketing

Experience

∎   Officer and strategist for several family-owned companies across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, real estate development and real estate brokerage

∎   Commercial and mixed real estate development throughout the U.S.

Other Board Service

∎   Battelle, a leading independent research and development organization, serving governmental and commercial clients in the national security, energy, health and environmental sectors, non-voting member (November 2023-January 2024), voting member (January 2024-present), HR, Compensation and Governance committee

∎ Director of the Company’s predecessor (2004-2011)

∎ Columbus Museum of Art

∎ The Salvation Army, Emeritus Board Member

∎ The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies

∎   The Columbus Foundation, a non-profit community foundation, governing committee

∎ The Columbus Partnership

∎ The Columbus Downtown Development Corporation

Qualifications

As an industry leader with over 30 years of experience in the building products industry and in his roles as our CEO and Chairman, Mr. Edwards brings to the Board significant senior leadership, housing and construction industry knowledge, and strategic, operational and mergers and acquisitions experience. As founder of the Company, Mr. Edwards has direct knowledge and experience in the Company’s culture, business development, strategy and growth.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Lawrence A. Hilsheimer Continuing Director
Age 66 Independent Yes Director since 2014 Class III Director Term Expires in 2025 Board Committees ✓ Audit Committee (Chair) ✓ Nominating and Corporate Governance Committee

Occupation

Greif, Inc., a publicly traded global leader in industrial packing products and services

Executive Vice President and Chief Financial Officer (2014–present)

Education

The Ohio State University Fisher College of Business, B.A. in Business Administration

Capital University Law School, J.D.

Experience

∎   The Scotts Miracle-Gro Company, a publicly traded manufacturer of branded consumer lawn and garden products, Executive Vice President and Chief Financial Officer

∎   Nationwide Mutual Insurance Company, a provider of property and casualty insurance and financial services, Executive Vice President and Chief Financial Officer; President and Chief Operating Officer of multiple business units, including Nationwide Direct and Customer Solutions and Nationwide Retirement Plans

∎   Deloitte & Touche USA, LLP, Vice Chairman and Regional Managing Partner

Other Board Service

∎   Root, Inc., the publicly traded parent of Root Insurance Company (October 2021-present), chair of audit committee, lead independent director

∎   Root Insurance Company (2017-present), chair of audit committee (2017-January 2021)

∎   National Veteran’s Memorial and Museum Foundation Board (November 2021- present)

∎   Battelle for Kids (2012-2018), member of finance committee

Qualifications

Mr. Hilsheimer’s broad business background and corporate finance and public accounting roles bring to the Board public company financial reporting, capital structure, public board service, executive leadership and technology experience. Mr. Hilsheimer’s CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors aids the Board’s understanding of the cybersecurity threat landscape and assists the Board in overseeing an effective risk management program.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Janet E. Jackson Continuing Director
Age 71 Independent Yes Director since 2014 Class III Director Term Expires in 2025 Board Committees ✓ Compensation and Human Capital Committee (Chair) ✓ Nominating and Corporate Governance Committee

Occupation

United Way of Central Ohio, a nonprofit organization and one of the largest United Way affiliates in the U.S.

Retired President and Chief Executive Officer (2003-2017)

Education

Wittenberg University, B.A. in History

National Law Center at The George Washington University, J.D.

Experience

∎   City Attorney, Columbus, Ohio

∎   Municipal Court Judge, Franklin County, Ohio

∎   First woman and first African American to hold her position at United Way and to be elected as Columbus City Attorney, and the first African American female judge in Franklin County, Ohio

Other Board Service

∎   Wittenberg University (2016-present), governance and board affairs committee (2018-present), advancement and alumni relations committee (2017-present), enrollment management committee (2016-2018), academic and student life committee (2016-2019) and finance and investments committee (2020-present)

∎   City of Columbus Civilian Police Review Board, chair (April 2021-April 2023)

Qualifications

Ms. Jackson’s significant leadership experience and extensive background in public service bring to the Board executive leadership, strategic and operational and human capital skills. The Board also benefits from Ms. Jackson’s legal background, judgment and input on community investment and engagement and diversity, equity and inclusion.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Michael T. Miller Continuing Director
Age 59 Independent No Director since 2014 Class I Director Term Expires in 2026 Board Committees None

Occupation

Installed Building Products, Inc.,

Executive Vice President – Finance (2000-present) and Chief Financial Officer (2013-present)

Education

Wake Forest University, B.A. in Economics and German

Experience

∎   Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company, Corporate Investment Banking, Senior Vice President/Managing Director

∎   Various positions with Deutsche Bank and Canadian Imperial Bank of Commerce in New York and First Union National Bank, Charlotte, North Carolina

Other Board Service

∎   BMC Stock Holdings, Inc. (2014-January 2021), a publicly traded leader in diversified building products, audit committee

Qualifications

As our Chief Financial Officer and Executive Vice President of Finance for more than 20 years, Mr. Miller brings to the Board executive leadership and extensive housing and construction, strategic and operational, capital structure, risk management and mergers and acquisitions experience. His knowledge of financial markets and financing, in addition to his past service on the board and audit committee of a publicly-traded diversified building products company, contribute to the Board skills in public company financial reporting, internal controls and public board service.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Marchelle E. Moore Continuing Director
Age 51 Independent Yes Director since 2023 Class I Director Term Expires in 2026 Board Committees ✓ Compensation and Human Capital Committee ✓ Nominating and Corporate Governance Committee

Occupation

Encova Mutual Insurance Group, Inc., a mutual insurance holding company providing a comprehensive range of insurance products

Senior Vice President, External Affairs and Chief Diversity Officer (December 2022-present)

Encova Foundation of Ohio, its affiliated philanthropic foundation

President (December 2022-present)

Education

The Ohio State University, B.A. in English

The Ohio State University Moritz College of Law, J.D.

Experience

∎   Encova Mutual Insurance Group, Inc., a mutual insurance holding company providing a comprehensive range of insurance products (October 2017-December 2022), Senior Vice President, Chief Legal Officer & Corporate Secretary

∎   Motorists Insurance Group (now Encova Mutual Insurance Group, Inc.), Senior Vice President, Chief Legal Officer & General Counsel

∎   Central Ohio Transit Authority, Vice President of Legal and Government Affairs and General Counsel

∎   Central Ohio Transit Authority, Interim Vice President of Human Resources and Labor Relations

Other Board Service

∎   The Columbus Foundation/Community Foundations, Inc., a non-profit community foundation (January 2021-present)

∎   Encova Foundation of Ohio (formerly The Motorists Insurance Companies Foundation) (April 2018-present), a non-profit corporate foundation, president (December 2022-present)

∎   CampusParc Management, Inc./OSU Management GP, Inc., corporation created to manage parking system (2017-July 2021)

Qualifications

Ms. Moore’s executive leadership and general counsel experience in the insurance and public transportation industries bring to the Board mergers and acquisitions, corporate governance, risk management and strategic and operational skills. Ms. Moore’s roles as Chief Diversity Officer and Interim Vice President of Human Resources and her service on charitable boards provide valuable insight on community engagement, charitable giving, human capital management and diversity, equity and inclusion.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Robert H. Schottenstein Continuing Director
Age 71 Independent Yes Director since 2022 Class I Director Term Expires in 2026 Board Committees None

Occupation

M/I Homes, Inc., one of the largest publicly traded home builders in the U.S.

Chairman (2004-present), Chief Executive Officer (2004-present) and President (1996-present)

Education

Indiana University, B.A.

Capital University Law School, J.D.

Experience

∎   Private practice of law specializing in commercial real estate, corporate and banking transactions (1977-1990)

Other Board Service

∎   Served as a director of our Company (April 2014–March 2020)

∎   L Brands, a publicly traded leading specialty retailer focused on women’s apparel, personal care, beauty and home fragrance categories, audit committee (August 2017–May 2022)

∎   The Ohio State University Wexner Medical Center

∎   The Ohio State University Foundation

∎   The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies, Chair

∎   Pelotonia, Chair

∎   The Columbus Partnership

Qualifications

Mr. Schottenstein’s more than 30 years of experience in the homebuilding industry brings to the Board expertise and valuable insight into the housing, construction and building materials industries. Mr. Schottenstein’s executive leadership, capital structure experience and service on public company boards are advantageous to the Board in exercising its strategic, operational, risk and human capital management oversight responsibilities.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Director Compensation

The Board of Directors annually reviews and determines the compensation of our non-employee directors, taking into account the recommendations of the Compensation and Human Capital Committee (“CHC Committee”). Our executive officers have no role in determining the amount or form of non-employee director compensation.

The Board and the CHC Committee consider current business and industry circumstances and the director compensation paid within our peer group, which is the same peer group used in reviewing the compensation of our executives. The Board believes that non-employee director compensation should be competitive to ensure that we attract and retain qualified non-employee directors, and that compensation should include an equity component to align the long-term interests of our non-employee directors with those of our stockholders. The Board does not have a pre-established policy or target for allocation between cash and equity and determines the mix of compensation based on what it believes is most appropriate under the circumstances. In 2023, the CHC Committee engaged Meridian Compensation Partners, LLC, an independent executive compensation consulting firm (“Meridian”), to review our non-employee director compensation program and to conduct market comparisons similar to those performed for our executive officer compensation program. See Compensation Discussion and Analysis –“Section 2 – How We Determine Pay – Our Executive Compensation Process – Role of Compensation Consultants and Competitive Positioning.” The Committee discussed various alternatives proposed by Meridian, and made the decision to recommend to the full Board an increase both cash and equity components to a level that brings our non-employee director compensation close to that of the median of our peer group. The Board approved the recommended changes effective December 1, 2023, which are reflected in the table below. The CHC Committee intends to engage Meridian or a similar firm to review our director compensation program approximately every two years.

Board service	$85,000

Audit Committee (chair)	$20,000

CHC Committee (chair)	$17,500

NCG Committee (chair)	$15,000

Audit Committee (non-chair)	$10,000

CHC Committee (non-chair)	$10,000

NCG Committee (non-chair)	$7,500

Presiding Independent Director	$25,000

Grant of restricted stock (fair market value on grant date)	$125,000

Annual equity awards are awarded on the date of the Annual Meeting of Stockholders, based on the closing market price of our common stock on that date. Directors appointed to the Board at other times during the year receive a pro rata equity award. Our 2023 Omnibus Incentive Plan provides that total cash and equity compensation to any individual non-employee director may not exceed $400,000 in any fiscal year.

Non-employee directors are entitled to reimbursement for their reasonable expenses to attend Board and committee meetings, but do not receive fees for meeting attendance. Directors who are employees of the Company receive no compensation for their service as directors. We maintain directors’ and officers’ liability insurance and have entered into indemnification agreements with each of our directors. We do not provide incentive awards or retirement plans for our non-employee directors.

Director Compensation Table

The following table presents the total compensation paid in 2023 (i) to each non-employee director and (ii) to Mr. Verma, an employee of the Company in 2023 who was a director until May 2023, but who received no compensation for his Board service, as noted below. Directors’ fees are paid quarterly.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Margot L. Carter	120,000	100,000	-	220,000

Lawrence A. Hilsheimer	102,500	100,000	-	202,500

Janet E. Jackson	100,000	100,000	-	200,000

David R. Meuse	85,000	100,000	-	185,000

Marchelle E. Moore(4)	32,527	100,000	-	132,527

Robert H. Schottenstein	75,000	100,000	-	175,000

Michael H. Thomas	91,000	100,000	-	191,000

Vikas Verma(5)	-	202,684	409,000	611,684

(1)

The amounts in this column represent all earned retainers. Ms. Carter and Messrs. Hilsheimer and Thomas agreed in advance to waive $10,000, $10,000 and $4,000, respectively, in order to assist the Company in funding awards under our Foundation.

(2)

Represents an annual grant of restricted stock having a fair value of $100,000 on the grant date (May 25, 2023), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of our common stock ($107.05) on the grant date. The restricted stock awards vest on the earlier to occur of (i) the one year anniversary of the grant date, (ii) immediately prior to the annual meeting of the Company’s stockholders occurring after the grant date, or (iii) the director’s death, subject in the cases of (i) and (ii) to the director’s continued service through the vesting date. See footnote (5) for a summary of Mr. Verma’s employee restricted stock award.

(3)	No director held stock options as of December 31, 2023.

(4)	Ms. Moore was elected to the Board at the 2023 Annual Meeting of Stockholders.

(5)

As an employee of the Company, Mr. Verma was paid no compensation for his Board service. The amount under the “Stock Awards” column represents a time-based employee restricted stock award having a fair value of $202,684 on the grant date (April 13, 2023) computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock ($111.61) on the grant date. The restricted stock vests in three equal installments (rounded to the nearest whole share) on each of April 20, 2024, April 20, 2025 and April 20, 2026 (the restricted stock vested on January 2, 2024 due to Mr. Verma’s retirement). The amount specified under the “All Other Compensation” column reflects the following compensation paid to Mr. Verma as an employee in 2023: (i) a salary of $400,000, a portion of which was deferred under our non-qualified deferred compensation plan and (ii) other compensation consisting of Company-paid club dues of $9,000.

Director Stock Ownership Policy

Pursuant to our Stock Ownership Policy for Directors established by the Board and the CHC Committee to align each director’s interests with the long-term interests of our stockholders, each non-employee director (and any employee director who is not otherwise subject to the Company’s stock ownership policy for executive officers) is required to beneficially own our common stock having a fair market value equal to the greater of $425,000 or five times the annual non-employee director cash retainer (excluding committee and Presiding Independent Director retainers). If a director chooses to meet this requirement by holding vested or unvested shares of common stock granted in connection with our director compensation program, the shares are valued at the greater of the closing price on the grant date or on the date on which ownership is measured. If a director fails to meet the ownership requirement on a measurement date, the director is prohibited from selling any Company stock and 50% of any annual cash retainer (or, for an employee director, an equivalent amount from any annual cash bonus) will be paid in the form of stock in lieu of cash. Our directors who are executive officers are subject to a different stock ownership policy. See Compensation Discussion and Analysis – “Section 5 – Other Compensation and Policies – Stock Ownership Policy.”

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

To meet this requirement, a director has five years from the date of his or her appointment or election, or if later, the date of an increase in the amount of stock required to be held. The amount of stock required to be held was most recently increased effective December 1, 2023. All of our non-employee directors with more than five years service meet the stock ownership requirement, and Ms. Moore and Mr. Schottenstein are on target to meet the stock ownership requirement.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the total votes cast at the Annual Meeting is required to approve the election of each nominee as a director, which means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST.”

Our Amended and Restated Bylaws provide that any incumbent director who fails to receive a majority of votes cast in an uncontested election is required to promptly tender his or her resignation to the Board, which will become effective only upon its acceptance by the Board. The NCG Committee will recommend to the Board whether to accept or reject the resignation, and the Board will act upon such resignation and publicly disclose its decision within 90 days from the date of the certification of the election results.

Unless otherwise instructed, the persons named as proxies will vote “FOR” each nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MARGOT L. CARTER, DAVID R. MEUSE AND MICHAEL H. THOMAS AS DIRECTORS.

THE BOARD BELIEVES THAT EACH NOMINEE POSSESSES QUALIFICATIONS AND ATTRIBUTES THAT ARE CRITICAL FOR THE EFFECTIVE RISK OVERSIGHT OF THE COMPANY AND ARE RELEVANT TO OUR BUSINESS, STRATEGY AND OPERATIONS.

IBP 2024 Proxy Statement

Proposal 1 – Election of Directors

CORPORATE GOVERNANCE

Board Structure and Responsibilities

Our business strategy, operations and risk management are overseen by our Board of Directors. Management is responsible for the day-to-day management of the Company’s operations and risk exposure, with the Board providing oversight and independent business judgment on the issues most important to the Company. The Board’s responsibilities include oversight of:

∎	Company performance and business strategies;
∎	Compliance with legal and regulatory requirements;
∎	Integrity of the Company’s financial statements and internal controls;
∎	Practices for identifying, managing and mitigating key enterprise risks, including cybersecurity risk;
∎	Management’s performance and succession planning for key executives;
∎	Executive and non-employee director compensation;
∎	Human capital management, including employee retention, safety and welfare and diversity, equity, inclusion and belonging (“DEI&B”); and
∎	Corporate governance and sustainability matters, including our Environmental, Social and Governance (“ESG”) programs and initiatives.

The Board and management regularly confer on emerging industry and macroeconomic trends, the Company’s long-term strategic plans, key strategic initiatives and significant risks relating to our business. Elements of our strategy are discussed at every regular Board meeting, as well as Board committee meetings. The Board also annually discusses and approves our budget and capital allocation plans, which are linked to our strategic plans and priorities.

Corporate Governance Guidelines

Our Corporate Governance Guidelines govern the structure of our Board and the conduct of our directors. The Corporate Governance Guidelines cover topics such as the role and responsibility of the Board, Board composition and structure (including size, independence, qualifications, conflicts of interest and leadership structure), conduct of board meetings, board committees, expectation of directors, ethical conduct, board evaluations and limitations on outside directorships.

We regularly review and update our Corporate Governance Guidelines in response to changing regulatory requirements and best practices. The experience of our directors on other public company boards provides valuable insight into emerging corporate governance practices. A summary of some of our governance practices include the following:

Independent Board	78% of our directors are independent.

Independent Board committees	Board committees consist solely of independent directors, which operate under written charters approved by the Board.

Active Board oversight	Board and committee oversight of our business strategy, operations, financial reporting, enterprise and cybersecurity risk management, and DEI&B and ESG initiatives.

Presiding Independent Director	Presiding Independent Director with duties including leading regular executive sessions of the Board after every regular Board meeting.

Annual Board and committee self-assessment	Annual self-assessment of both the Board and its committees to assess the functioning and effectiveness of the Board, the committees and the directors.

Stockholder engagement	Regular engagement with our stockholders for feedback and to better understand their perspectives.

Code of Business Conduct and Ethics	Our Code of Business Conduct and Ethics applies to all directors, officers and employees, and reinforces our culture of ethical conduct and accountability.

Clawback policy	Our clawback policy, applicable to our executive officers, provides for the recoupment of incentive compensation in the event of a financial restatement.

IBP 2024 Proxy Statement

Corporate Governance

Equity ownership requirements	Each executive officer is required to hold Company stock with a value equal to a multiple of his salary, and each non-employee director is required to hold Company stock having a fair market value equal to the greater of $425,000 or five times annual cash retainer (excluding committee and Presiding Independent Director retainers).

Prohibition on hedging and pledging	Our officers, directors and designated significant employees are prohibited from entering into hedging and pledging transactions involving Company stock (the Board has made an exception to the policy for our CEO, see Footnote 2 in the “Stock Ownership Table” beginning on page 73).

Board Leadership Structure

Mr. Edwards serves as our President, Chief Executive Officer (“CEO”) and Chairman. The Board regularly evaluates our governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board flexibility to exercise its business judgment in determining the optimal leadership structure depending on the Company’s particular needs and in light of the prevailing circumstances. We have historically combined the positions of Chairman and Chief Executive Officer.

The NCG Committee annually assesses the Company’s corporate governance practices, which includes a review of our Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of our stockholders. The NCG Committee currently is of the view that it is in our stockholders’ best interests for Mr. Edwards to serve in a combined role. The Board believes that having Mr. Edwards serve as CEO and Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the Presiding Independent Director and other independent Board members. The Board believes that it benefits from the significant knowledge, insight and perspective that Mr. Edwards has gained during his more than 30 years in the industry, and that Mr. Edwards’ in-depth knowledge of the Company and his extensive industry expertise makes him particularly qualified to lead Board discussions. The Board has also considered that Mr. Edwards has demonstrated exceptional leadership and vision necessary to lead the Board and the Company in challenging industry environments, has demonstrated a commitment to advancing a culture of corporate responsibility and employee well-being, and the Board believes is viewed by our customers, stockholders, suppliers and business partners as a leader in our industry.

Based on the demonstrated success of our structure, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Edwards’ strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time, and allows the Board to conduct its business in the most effective manner.

To support our leadership structure, the Board has established a Presiding Independent Director position to ensure independent oversight of management and flow of information and interactions among the Board, management and other Company personnel. Our Presiding Independent Director is elected annually by the independent directors. Ms. Carter, a director since 2014, currently serves as our Presiding Independent Director. Ms. Carter works with management to determine information to be provided to the Board, provides input on agenda items for Board and committee meetings, chairs regular executive sessions of the independent directors and serves as a liaison between management and the Board, as well as among independent directors. She regularly attends the meetings of all Board committees. The Board further exercises independent oversight through executive meetings of the independent directors after every regular Board meeting without the presence of management.

The Board believes that having a combined Chief Executive Officer and Chairman position, together with a Presiding Independent Director, a Board comprised of 78% independent directors and strong corporate governance practices provides the best leadership structure for our Company at the present time. The Board recognizes that no leadership model is appropriate for all companies at all times, and will continue to evaluate our leadership structure to choose the appropriate structure that it believes is in the best interest of our stockholders.

IBP 2024 Proxy Statement

Corporate Governance

Role of the Board in Risk Oversight

Board of Directors

The Board is responsible for oversight of the Company’s identification, assessment, prioritization and monitoring of enterprise risks and the development of comprehensive policies and procedures to manage material risks. The Board fulfills its responsibility both directly and through its standing committees. See “Cybersecurity Oversight,” “ESG Oversight” and “Board Committee Oversight” below. Risk assessment and oversight are an integral part of our corporate governance processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our business strategy and day-to-day business operations. The Board also has responsibility for oversight of leadership succession planning for our most senior executives, including the Chief Executive Officer, and reviews short-term and long-term succession plans on an annual basis.

Audit Committee	CHC Committee	NCG Committee

The Audit Committee provides independent, objective oversight of the quality and integrity of our financial statements and our accounting, financial reporting and internal controls processes and oversees the Company’s financial and cybersecurity risk exposures.

The CHC Committee oversees our human capital management practices, the design and administration of our compensation plans, policies and programs, including potential risks associated with our compensation programs.

The NCG Committee oversees our corporate governance practices and processes, including any risks that may arise in connection with our governance practices, and oversees environmental and sustainability initiatives.

Management

It is management’s responsibility to identify material risks facing the Company, to evaluate and prioritize these risks, and to develop plans to monitor, manage and mitigate the risks. These risks may include market and industry risks relating to general economic conditions and housing and commercial construction activity, external risks such as weather and cybersecurity risks, strategic and business risks, financial risk, operational risk, and legal and regulatory risk.

Management regularly discusses strategic and operational risks, including through regular meetings of the Sarbanes Oxley steering committee, information security committee and enterprise risk safety committee. Our risk assessment practices, including auditing procedures, internal controls over financial reporting, whistleblower program and other compliance policies and programs, are designed to help inform management about our material risks. Management reviews these risks with the Board and its committees quarterly and advises the Board concerning major risk exposure and the steps taken to monitor, mitigate or eliminate material risks.

IBP 2024 Proxy Statement

Corporate Governance

Cybersecurity Oversight

We recognize the need to continually assess cybersecurity risks in the face of a constantly evolving threat landscape. The Audit Committee is responsible for direct oversight of the Company’s cybersecurity risk management program. Our Director of Internal Audit and our Chief Information Officer, both members of our senior leadership, report to the Audit Committee at each quarterly meeting, and more frequently if necessary. Quarterly presentations include reports of cybersecurity incidents and the effectiveness of our cybersecurity program, which includes processes and systems used to identify, protect, detect, respond and recover from cybersecurity incidents. If a cybersecurity incident is deemed to have the potential for a material impact on the Company, our Incident Response, Reporting and Management Policy dictates procedures for promptly briefing the Audit Committee. Mr. Hilsheimer, the chair of our Audit Committee, has earned a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors, which aids the Audit Committee’s understanding of the cybersecurity threat landscape and assists the Audit Committee in overseeing an effective cybersecurity risk management program.

ESG Oversight

Oversight of Company ESG programs and initiatives is performed both broadly by the Board and on a more granular level by the Board committees. Pursuant to its charter, the NCG Committee is responsible for the oversight of our ESG programs, except to the extent reserved to the full Board or another Board committee. The NCG Committee directly oversees the Company’s corporate governance, environmental and sustainability practices. The CHC Committee oversees our Foundation activities and human capital management practices, including DEI&B, talent development initiatives, employee retention and employee compensation practices. As described in more detail in “Board Committee Oversight,” each Committee receives quarterly reports on the areas within its oversight function and reports on each of these areas to the Board at each quarterly Board meeting. The Board also directly receives periodic sustainability, cybersecurity, DEI&B and Foundation reports from Company team leaders at its regular meetings. See also “Corporate Responsibility” below.

Board Committee Oversight

The Board currently has three standing committees: Audit, Compensation and Human Capital, and Nominating and Corporate Governance. Each committee is chaired by an independent director, who determines the agenda, frequency and length of meetings and who has unlimited access to management and Company employees. Each committee operates under a written charter approved by the Board that sets forth its responsibilities, and each committee periodically assesses the adequacy of its charter and recommends changes to the Board if necessary.

The Board has delegated certain risk management oversight to its committees in their areas of responsibility. The Board is kept informed of each committee’s risk oversight activities through reports to the Board presented at every regular Board meeting. The risk oversight functions described below do not represent a complete list of all enterprise risks and Company practices that are considered and addressed from time to time by the Board committees.

IBP 2024 Proxy Statement

Corporate Governance

Audit Committee
Lawrence A. Hilsheimer (Chair) Margot L. Carter Michael H. Thomas

Meetings in 2023: 4

✓  All members are independent under the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules and are “financially literate” under NYSE rules

✓  Mr. Hilsheimer is an “audit committee financial expert” under SEC rules

✓  Mr. Hilsheimer has earned a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors

Purpose: The Audit Committee provides independent, objective oversight of the quality and integrity of our financial statements and financial reporting processes and procedures, the performance of our accounting and financial controls, our internal audit function, the annual independent audit of our financial statements and our policies for financial and cybersecurity risk assessment and management.

Responsibilities:

∎   Selecting and engaging our independent registered public accounting firm, approving the auditor’s audit and non-audit services and fees, evaluating the auditor’s qualifications, independence and performance and directly overseeing the work of the auditors.

∎   Discussing with the auditors the scope of the annual audit and the audited financial statements and reviewing with the auditor any audit problems and management’s response.

∎   Reviewing the responsibilities, budget and staffing of the Company’s internal audit function and the selection, evaluation, compensation and removal of the director of internal audit.

∎   Reviewing with the internal audit department the status, results and remedial actions of audit projects.

∎   Overseeing the Company’s internal controls, including disclosure controls and internal controls over financial reporting (including any material weaknesses, significant deficiencies, significant changes to internal controls and fraud), which includes reporting by internal and external auditors at every regular meeting.

∎   Overseeing compliance with applicable laws and regulations and the Company’s Code of Business Conduct and Ethics (“Ethics Code”).

∎   Overseeing guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk and overseeing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

∎   Discussing with general counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements, including material notices to or inquiries received from governmental agencies and evidence of breaches of fiduciary duty or other violations of the Company’s Code of Business Conduct and Ethics.

∎   Overseeing complaints regarding accounting, internal accounting controls and auditing matters.

∎   Overseeing the Company’s ethics, investment, derivatives and related party transaction policies.

∎   Overseeing cybersecurity and information technology risks, controls and procedures, including privacy and network security and risks affecting adequacy of internal controls, which includes reporting on cybersecurity at every meeting.

IBP 2024 Proxy Statement

Corporate Governance

Compensation and Human Capital Committee
Janet J. Jackson (Chair) David R. Meuse Marchelle E. Moore	Meetings in 2023: 5 ✓ All members are independent under NYSE rules and “non-employee directors” under SEC rules

Purpose: The CHC Committee oversees our human capital management practices; the design, administration and risk management of our compensation and benefit plans, policies and programs; and determines compensation of our executive officers.

Responsibilities:

∎   Determining annually the compensation and benefits of our executive officers, including salary, bonus, incentive compensation, perquisites, equity compensation, severance and other forms of executive compensation.

∎   Approving annual incentive metrics and compensation goals and targets of our executive officers and evaluating achievement of the targets and the performance of our executive officers in light of the established objectives and targets.

∎   Reviewing, approving and overseeing the administration of our 2023 Omnibus Incentive Plan.

∎   Reviewing our executive compensation programs to determine whether they are effective in achieving their intended purposes.

∎   Developing and monitoring policies regarding equity holding requirements, clawback of executive compensation, equity granting, hedging and pledging policies, say-on-pay and other matters as the Committee deems appropriate.

∎   Annual review of compliance by executive officers and non-employee directors with stock ownership policies established by the Board.

∎   Overseeing potential risks related to the design and administration of our compensation plans in order to promote appropriate incentives that do not encourage executive officers to take unnecessary or excessive risk, and ensuring that our compensation practices for executives and other employees are not likely to have a material adverse effect on the Company.

∎   Reviewing and approving any employment agreements, severance arrangements, change in control agreements and supplemental compensation and benefits of executive officers.

∎   Evaluating and recommending non-employee director compensation.

∎   Overseeing human capital management, including DEI&B, demographics, talent development initiatives, employee retention and employee compensation practices.

∎   Overseeing the activities of the Company’s Foundation and other corporate giving programs.

CHC Committee Interlocks and Insider Participation

During 2023 no officer, former officer or employee of the Company served as a member of our CHC Committee, and none of our executive officers served as a member of the board of directors or the compensation committee of any entity whose executive officers served on our Board or CHC Committee.

IBP 2024 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee
Margot L. Carter (Chair) Lawrence A. Hilsheimer Janet E. Jackson Marchelle E. Moore	Meetings in 2023: 4 ✓ All members are independent under NYSE rules

Purpose: The NCG Committee oversees our corporate governance practices and processes, including any risks that may arise in connection with our governance practices, and provides oversight of our environmental and sustainability initiatives.

Responsibilities:

∎   Establishing criteria for the selection of directors to serve on the Board.

∎   Identifying and recommending to the Board qualified director candidates, including whether directors should stand for re-election, evaluating candidates recommended by stockholders on a substantially similar basis as it considers other nominees, and conducting appropriate inquiries into the backgrounds and qualifications of director candidates.

∎   Considering independence and possible conflicts of interest of directors, and whether a director or director candidate has special relationships, interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders.

∎   Reviewing and recommending to the Board the composition and size of the Board in order to ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds.

∎   Overseeing an annual evaluation of the Board and its committees.

∎   Recommending directors to serve on the committees of the Board, and where appropriate, recommending the removal of any member of any committee.

∎   Monitoring the structure and operations of Board committees.

∎   Reviewing the adequacy of the Company’s certificate of incorporation, bylaws, corporate governance guidelines, Ethics Code and committee charters and recommending amendments to the Board.

∎   Reviewing the Board’s leadership structure to assess whether it is appropriate given the circumstances of the Company.

∎   Overseeing annual review by the Board of succession planning for senior executives.

∎   In coordination with other Board committees, reviewing and overseeing the Company’s ESG initiatives, opportunities and reporting, including advising the Board on current and emerging ESG trends that may affect the business, operations, performance, and external relations of the Company, as well as overseeing the Company’s environmental practices and initiatives related to sustainability and climate change impacts.

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Corporate Governance

Director Independence

Based upon information provided by each director concerning his or her background, education, employment, experience and affiliations, our NCG Committee and Board of Directors have determined that Mmes. Carter, Jackson and Moore and Messrs. Hilsheimer, Meuse, Schottenstein and Thomas have no material relationship with the Company or its subsidiaries, either directly or indirectly, that would interfere with the exercise of their independent judgment, and that each qualifies as an “independent director” as defined by SEC and NYSE rules.

When determining whether a director qualifies as independent, the Board broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment. In the course of determining the independence of Mr. Meuse, the Board considered that Mr. Meuse’s son is an employee of Blackrock, Inc., which holds more than 10% of our common stock. Based on the fact that Mr. Meuse’s son is not an executive officer, director or control person of Blackrock, Inc., the Board does not believe that this relationship impairs the independence of Mr. Meuse. In the course of determining the independence of Mr. Schottenstein, the Board considered that Mr. Schottenstein is the Chief Executive Officer of M/I Homes, Inc., a single-family homebuilding company with which we conduct transactions in the ordinary course of our business. Based on the aggregate annual value of these transactions (less than 1% of the annual revenues of each of the Company and M/I Homes, Inc. in 2023) and the nature of the transactions (which is the sale and installation of building products in new residential homes in the ordinary course of business of both companies), the Board does not believe that this relationship impairs the independence of Mr. Schottenstein or that Mr. Schottenstein has any material interest in any transaction between the Company and M/I Homes, Inc. Upon careful consideration, the Board of Directors has determined that seven of our nine directors are independent, and that each Board committee is comprised entirely of independent directors. There are no family relationships among our executive officers and our directors.

In making its independence recommendations, the NCG Committee evaluates the commercial, charitable and employment relationships that exist between the Company and the directors and entities with which they or members of their immediate families are affiliated (including charitable institutions to which we have given donations if the director is affiliated with such institutions). The NCG Committee also considers other relevant facts and circumstances regarding the nature of these transactions and relationships to determine whether other factors, regardless of the independence standards, might compromise a director’s independence.

Annual Board and Committee Self-Assessments

Pursuant to NYSE requirements, our Corporate Governance Guidelines and the charters of each of our Board committees, the Board and each of its committees conduct an annual self-assessment. The self-assessment is intended to determine whether the Board and the committees are functioning effectively and to provide them with an opportunity to improve. The self-assessment enables directors to provide confidential feedback on topics including the effectiveness of Board oversight of management, business strategy and enterprise risk; Board and committee composition, structure, diversity, skills and function; Board and management culture; Board resources and processes; and the effectiveness of individual directors. A summary of the results is presented to the NCG Committee, which is responsible for oversight of the process. The NCG Committee reports the results of the self-assessments to the Board, which considers ways in which Board and committee effectiveness may be improved. This process helps identify opportunities to consider implementing new practices and procedures as appropriate. While the formal self-evaluation is conducted on an annual basis, the directors share perspectives, feedback and suggestions throughout the year.

Meetings of the Board and Director Attendance

The Board of Directors held six meetings during 2023. Each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board and the committees on which he or she served during the year. Board members frequently attend meetings of committees on which they are not members. Board agendas are set in advance by management with the assistance of the Presiding Independent Director and the committee chairs to ensure that appropriate subjects are covered. Any member of the Board may request that an item be included on the agenda. Directors are provided with materials in advance of meetings and are expected to review these materials before each meeting to ensure that time in Board and committee meetings is focused on active discussions versus lengthy presentations. Although we do not have a formal policy requiring Board members

IBP 2024 Proxy Statement

Corporate Governance

to attend annual meetings of our stockholders, our directors are expected to make every effort to attend. All of our directors attended the Annual Meeting of Stockholders in 2023 except for Mr. Schottenstein.

Executive Sessions of the Board

The Board holds regularly scheduled executive sessions in which the independent directors meet without the presence of management. These meetings allow the independent directors to discuss the business and affairs of the Company, the Company’s operating and financial performance and stockholder return, as well as matters concerning the performance of senior management, without any member of management present. Ms. Carter, as the Presiding Independent Director, chairs the meetings and acts as liaison among the independent directors and the other Board members and management. As part of the executive sessions, the independent directors may meet with our Chief Executive Officer, our management team members and representatives of our independent registered public accounting firm as they deem necessary or appropriate. The independent directors held four meetings in executive session during 2023.

Code of Business Conduct and Ethics

The Board has adopted an Ethics Code to promote honest and ethical conduct by our directors, officers and employees. Each director, officer and employee must observe the highest ethical standards of business conduct in dealings with our customers, suppliers, partners, service providers, competitors and employees. Directors, officers and employees may not give or receive any gift unless it meets certain requirements, including that the gift is not cash or a cash equivalent, comports with customary local business practices and is not excessive in value.

The Ethics Code governs conflicts of interest, including financial involvement with, or ownership of, an entity that has business relationships with the Company. A director may serve as a board member of a customer or supplier of the Company only if such service would not affect his or her status as an independent director. The Ethics Code prohibits loans by the Company to, or guarantees by the Company of obligations of, any director or officer or their family members. Directors and executive officers must seek prior review and approval of potential conflicts of interest from the Audit Committee.

All directors, officers and employees are prohibited under the Ethics Code from using Company assets, information or position for personal gain. Unauthorized use or distribution of the Company’s proprietary information such as trade secrets, patents, trademarks and copyrights, as well as business and marketing plans, business processes, designs, databases, proprietary software, customer information, records and any non-public financial data or reports is prohibited.

Suspected violations of the Ethics Code involving directors or executive officers must be reported to the Audit Committee, or the General Counsel for other employees. Upon investigation and a determination that there has been a violation of the Ethics Code, the Board or General Counsel will take such preventative or disciplinary action deemed appropriate, including reassignment, demotion, dismissal and, in the event of criminal conduct or other serious violations of law, notice to appropriate governmental authorities. We do not tolerate acts of retaliation against any anyone who makes a good faith report of known or suspected acts of misconduct or other violations of the Ethics Code.

Insider Trading Policy and Hedging and Pledging Prohibition

Our insider trading policy prohibits all directors, officers, employees and their family members from directly or indirectly purchasing or selling any security, whether the issuer of that security is our Company or another company, while aware of material non-public information relating to the issuer. The policy also prohibits providing any such material non-public information to any other person who may trade in the securities while aware of such information.

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Our insider trading policy prohibits all directors, officers and employees from engaging in the following transactions in Company stock:

Speculating	Speculating in securities of the Company, including buying with the intention of quickly reselling the securities, or selling Company securities with the intention of quickly buying the securities.

Short Sales	Directly or indirectly selling any equity security of the Company if the person does not own the security, including a “sale against the box” (a sale with delayed delivery).

Hedging	Engaging in, directly or through family members or other persons or entities, any hedging or monetization transactions involving Company securities, including through the use of financial instruments such as puts, calls, publicly-traded options, swaps, forwards, warrants and any other derivative or similar instruments. The Board has made an exception to this policy for our Chief Executive Officer in connection with certain financing arrangements made by a family-owned investment vehicle. For additional details, see Footnote 2 in the “Stock Ownership Table” beginning on page 73.

The policy also prohibits our directors, officers and certain other designated employees from engaging in the following transactions in Company stock:

Pledges and Margin Accounts	Pledging Company securities as collateral for a loan or holding Company securities as collateral in a margin account. Any person who engages in a hedging transaction involving Company securities, pledges Company securities as collateral for a loan or holds Company securities as collateral in a margin account is not eligible for election or re-election as a director. The Board has made an exception to this policy for our Chief Executive Officer in connection with certain financing arrangements made by a family-owned investment vehicle. For additional details, see Footnote 2 in the “Stock Ownership Table” beginning on page 73.

Our Insider Trading Policy has procedures that require transactions in our stock by executive officers, directors and other designated employees, and each of their family members and members of their households, only be made during open trading windows after satisfying mandatory pre-clearance requirements.

Stockholder Engagement

Developing and fostering long term relationships with our stockholders is a key priority. We actively engage with our stockholders regarding our business strategy, operations, industry trends and conditions, growth opportunities, financial performance, climate and environment issues, workplace culture and other issues. Throughout the year, members of our Investor Relations team and management seek input and feedback through telephone and video calls and in-person meetings with our stockholders to stay informed on their perspectives and to increase their understanding of our business and industry. Feedback received from our stockholder engagement activities informs our decision-making on our business strategy, capital allocation, corporate responsibility, executive compensation, and ESG initiatives.

During 2023, we engaged in a number of conversations with both existing and potential investors. We engaged with stockholders representing approximately 25% of our shares held by institutions, including 75% of our institutional stockholders who held a top 25 position based on percentage of ownership of our common stock.

Stockholder Engagement Topics

∎	Macro housing trends
∎	Core business operations, including material availability, cost and pricing trends
∎	Acquisition opportunities and revenue diversification
∎	ESG initiatives
∎	Importance of insulation in residential and commercial buildings in reducing greenhouse gas emissions
∎	Supporting our employees and our communities through our Foundation and charitable giving

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Communication with Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors or to any particular director, including the Presiding Independent Director, may do so by writing to the following address: c/o Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The Board has directed the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for items unrelated to the functions of the Board, business solicitations and advertisements.

Stockholder Nominations of Director Candidates

In identifying potential candidates for Board membership, the NCG Committee may rely on recommendations from directors, stockholders, management and others. The NCG Committee reviews all candidates in the same manner, regardless of the source of the recommendation. Stockholders who wish to recommend or nominate a director candidate must comply with certain procedures. If you desire to nominate a director candidate for the 2025 Annual Meeting of Stockholders, you must comply with the procedures for nomination set forth in “Stockholder Proposals for the 2025 Annual Meeting.” Stockholders may recommend a director candidate for consideration at any time by giving written notice to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. The NCG Committee may require additional information before considering the candidate. These procedural requirements are intended to ensure that the NCG Committee has sufficient time and a basis upon which to assess potential director candidates and are not intended to discourage or interfere with stockholder nominations.

Corporate Governance Materials

The following corporate governance materials are published on our website at

http://investors.installedbuildingproducts.com/corporate-governance:

∎	Audit Committee Charter
∎	Amended and Restated Bylaws
∎	Amended and Restated Certificate of Incorporation
∎	Code of Business Conduct and Ethics
∎	CHC Committee Charter
∎	Corporate Governance Guidelines
∎	Disclosure Committee Charter
∎	Insider Trading Policy – All Employees
∎	Insider Trading Policy – Covered Persons
∎	Mandatory Recoupment Policy
∎	NCG Committee Charter
∎	Reg FD Policy
∎	Related Party Transactions Policy
∎	Whistleblower Policy

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Corporate Governance

CORPORATE RESPONSIBILITY

We recognize the importance of environmental and social issues and their impact on our stockholders, our customers, our employees and our communities. Good corporate citizenship is important to us and we are committed to promoting a culture of doing what is right and investing in the communities where we live and work. We integrate corporate responsibility every day through making buildings energy efficient, providing for the health, safety and welfare of our employees, advocating volunteerism and empowering philanthropy.

In 2022, we named Jason R. Niswonger, one of our executive officers, as our Chief Administrative and Sustainability Officer. Mr. Niswonger is responsible for leading and coordinating our ESG initiatives. In 2023, we released our third annual Sustainability Report, which can be found on our website at https://installedbuildingproducts.com/sustainability/.

The NCG Committee is responsible for the oversight of our ESG programs, except to the extent reserved to the full Board or another Board committee, and directly oversees our environmental and sustainability programs. The CHC Committee oversees our human capital management policies and practices, including DEI&B, talent development initiatives, employee retention and employee compensation practices, and oversees our Foundation and corporate giving activities. Updates on our ESG programs and initiatives are provided to the Board committees each quarter. The Board also directly receives periodic reports on sustainability, cybersecurity, DEI&B and Foundation initiatives from Company team leaders at its regular meetings.

We strive to make a positive impact on our environment, our people and our communities. Our efforts are focused on three pillars:

Going Beyond the Buildings	Committing to Our People	Elevating our Neighborhoods
Recognizing the importance of environmental preservation and the direct connection between our business and the health of our planet.	Striving to empower and enrich the lives of our employees.	Giving back to the people and communities that are the backbone of our Company.

Going Beyond the Buildings

We play a direct role in creating a sustainable future through our day-to-day business operations by installing products that promote energy efficiency. According to the Department of Energy, over one half of the energy used in the average American home is for heating and cooling. Insulation and air sealing play a critical role in reducing energy consumption. Insulated homes and commercial buildings reduce both energy consumption and greenhouse gas emissions. In addition to the wide range of insulation materials we offer, we also install a variety of advanced caulk and sealant products that control air infiltration to enhance energy efficiency, improve comfort and meet increasingly stringent energy codes.

In addition to the contribution that our insulation and air barrier installations make to energy conservation throughout the United States, we are searching for ways to reduce our own carbon footprint. We have transitioned a substantial portion of our electricity needs to a carbon free source and have entered into a national waste management program to increase recycling at our branches nationwide. More information about insulation and energy efficiency and our environmental goals may be found in our Sustainability Report.

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Fiberglass Insulation Installation Services. The most common type of insulation we install is fiberglass, which is comprised of up to 80% recycled material. Our insulation and air barrier installation services provide the critical link between manufacturer inventory and builders and homeowners who desire to promote energy efficiency or meet increasingly stringent building codes. Our installation professionals receive extensive training, including thermal performance, moisture prevention, air infiltration and ventilation, so that we can employ the latest techniques and technologies to improve energy efficiencies.

Loosefill Insulation Installation Services. Another type of fiberglass insulation we install is loosefill, or blown-in, insulation. We have a production facility in Shelbyville, Indiana that retrieves manufacturers’ waste fiberglass material that would otherwise be sent to a landfill and produces loosefill insulation suitable for blowing into attics. In 2023, we reclaimed 3.1 million pounds of scrap material that would otherwise have been placed in a landfill and insulated over 5.4 million square feet of space (to an R value of R30) using this recycled material.

Cellulose Insulation Manufacturing. Another product we install is cellulose insulation, which is installed in the walls, ceilings and attics of new homes. In 2023, we produced 54,477 tons of cellulose products consisting of at least 85% post-consumer recycled waste paper and cardboard from our manufacturing plant located in Bucyrus, Ohio. In our manufacturing operations, we processed approximately 52,272 tons of recycled wastepaper to make our finished cellulose products which might have otherwise decomposed in a landfill, releasing methane and carbon dioxide gases. The manufacturing process does not directly emit atmospheric gases or use water. In 2021, the Bucyrus plant transitioned its electricity supply, which comprised approximately 30% of our total electricity consumption, to a carbon-free source.

HERS Raters. The Home Energy Raters System (“HERS”) is the industry standard for measuring a home’s energy efficiency. We employ several accredited HERS raters and have affiliations with others. Our professional home energy raters complete rigorous training and education programs and are accredited by Residential Energy Services Network (RESNET), an association of builders, lenders, utilities and government agencies. HERS raters are the primary means by which homes are qualified for the U.S. Environmental Protection Agency’s Energy Star for Homes Program, as well as for federal energy tax credits. HERS raters review insulation levels, window efficiency, HVAC system efficiency and water heating systems. They also do performance testing such as blower door tests to examine air and duct leakage.

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Committing to Our People

We believe that our success and our future are directly attributable to the recruitment, development and retention of exceptional employees. Our people are our most valuable assets, making workforce safety, mental health and financial wellness paramount. We believe that employees who are engaged and committed for the long term are critical to our long-term strategy. The CHC Committee oversees our human capital management practices and receives quarterly updates on our culture, diversity and inclusion initiatives and employee engagement. The experience of the CHC Committee members in support of social initiatives and in human capital management strengthens the Board’s oversight and assures that our business strategy and long-term value creation are achieved within a responsible business model. Our culture of family unifies our diverse workforce of approximately 10,600 employees in approximately 250 locations across the United States.

Below is key demographic data of our workforce as of December 31, 2023.

Ethnicity	Workforce (%)	Age	Workforce (%)	Gender	Workforce (%)

Hispanic / Latinx	50	16-20	3	Male	89

White	42	21-30	25	Female	11

Black / African American	6	31-40	28

Asian	*	41-50	24

Native American / Alaska Native	*	51-60	14

Native Hawaiian / Pacific Islander	*	60+	6

Two or more	*

 * Less than 1%

We have developed a number of initiatives to help attract, develop and retain a diverse workforce, which reduces turnover and training costs, increases productivity, builds a family culture, enhances employee engagement, promotes a safer work environment, encourages customer loyalty and promotes community engagement. We believe that these retention efforts have reduced turnover levels across our installer base to approximately 26% below the industry average, based on statistics reported by the Bureau of Labor Statistics.

DEI&B

Our vision is to build an empathetic organization and to foster a culture that values diversity, inclusion and employee engagement. Our DEI&B initiatives are overseen by the CHC Committee, who reviews and discusses the development of our DEI&B programs at each regular meeting.

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Our DEI&B program has four pillars:

∎	Training and development, including a management development program and language training;
∎	Employee well-being, including our Positive Production Program and partnering with Care.com;
∎	Philanthropy and community engagement, including regionalized DEI&B committees and development of DEI&B-related metrics for grantmaking and volunteerism; and
∎	Workforce and leadership diversity, including diversity recruiting by using inclusive language, unbiased screening methods and local partnerships.

Our current DEI&B initiatives include:

∎	Management training programs to address minority representation in management and sales positions and gender income equality;
∎	Building a diverse hiring pipeline;
∎	Conducting employee focus groups to understand diversity needs and perceptions throughout the Company;
∎	Broadcasting our Positive Production Program videos to educate and encourage inclusion; and
∎	Offering both English and Spanish as a Second Language classes to remove communication hurdles among our workforce.

Benefits

Offering competitive pay and benefits helps us attract and retain talented employees. We offer a full range of benefits to qualifying employees, including medical, dental and vision insurance, prescription drug coverage, flexible spending accounts, 401(k) retirement programs with matching contributions, paid vacations and holidays, short- and long-term disability insurance, life insurance and group accident and critical illness insurance.

Safety

Employee safety is a core business objective. Our installers engage in physically strenuous, and, at times, hazardous work. We have detailed safety policies and each year significant staffing, funding and resources are allocated to safety and risk management. We have strong workplace safety measures that we call Lead with Safety, a continuing education program focused on creating a safer working environment for our employees and other jobsite personnel through year-round education and training. We have regional safety managers who are OSHA 500 certified outreach trainers who conduct intensive courses on OSHA safety training.

We track all incidents that occur on our job sites that could result in injury, including minor incidents that may not require first aid or medical treatment. We use this information to refine our safety training programs. We believe our safety programs are having a positive impact. Our OSHA-defined incident rate per 100 employees was 5.61 for 2023, which was below our five year average of 6.32. We had a 14% decrease in severe incidents from 2022 to 2023 with seven severe incidents in 2023. We have had no fatalities in the past three years.

Our safety programs include drugs and alcohol, confined space, fall protection, hazardous chemicals communication, respiratory protection, hand and portable power tools, personal protection, carbon monoxide, drywall storage safety, driver safety and fleet safety. Each installer receives initial safety training upon hire and may receive specialty training depending upon duties. Safety training continues with weekly toolbox talks, quarterly safety initiatives, annual refresher training and safety excellence awards. Our safety program employs more than 35 training videos, including ladder and scaffold safety, electrical safety and forklift safety. Our spray polyurethane foam protocol includes trucks and equipment, storage and disposal, sales and installer training, preventative maintenance and technical support and quality control.

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Financial Wellness Program

We offer a financial wellness education program to our employees to increase education and encourage responsible personal financial decision-making. The program educates participants on key personal financial topics, including budgeting, credit scores, debt reduction, saving and giving back to the community. One of the key components of this program is encouraging employees to establish personal savings accounts, which the Company matches dollar for dollar up to $1,000. Since inception of the program, we have matched over $6 million in employee personal savings. We believe this valuable program not only helps address employee retention, but represents the right thing to do in order to help educate and inform our employees about their financial position and security.

Longevity Awards

Our longevity award program rewards employees who do not otherwise receive awards under another Company stock program for their long-time dedicated service to the Company. Eligible employees are awarded grants of restricted stock units for each ten years of continuous service to the Company, including service for companies that we acquire. Provided the Company meets a revenue target established in advance by the CHC Committee, employees are awarded restricted stock units based on a percentage of wages that convert one year later into shares of our common stock (for 2023 awards, the target was approximately $2.7 billion trailing 12-month revenue from July 1, 2022 to June 30, 2023). Through December 31, 2023, we have awarded approximately 156,000 restricted stock units to approximately 1,718 employees with tenures ranging from 10 to 48 years. We believe the program rewards employees for valued service, assists in retention of our highly valued long-term employees and results in a highly motivated and engaged workforce.

Positive Production Program

The Positive Production Program is a custom well-being program developed for our employees to provide personal development learning opportunities. The goals of the program are:

∎	To provide opportunities to build strong relationships among employees and connect with one another
∎	To build strong teams and work environments with engaged employees
∎	To provide opportunities for employees to learn and grow
∎	To improve employee well-being by building awareness and sharing best practices

The elements of the Positive Production Program include 43 in-house produced videos, which are emailed or texted to all employees on a bi-weekly basis and streamed on screens at each branch location and are designed to help employees thrive in all aspects of life through learning physical, intellectual and emotional skills. Through the Positive Production Program, we hope to assist our employees in developing growth mindset, emotional intelligence and gratitude that can have a lasting impact on well-being.

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Elevating our Neighborhoods

Volunteerism

Our branches serve communities nationwide and we are committed to investing in the communities where our employees live and work. We have numerous community engagement programs and encourage our employees to volunteer at nonprofit organizations in their local communities. Our employees contribute their time, passion and money to a wide variety of philanthropic organizations and we are proud to partner with them in their efforts.

In August 2023 our employees spent the day at SproutFive, an early childhood education center in Columbus, Ohio, helping with classroom preparation for the upcoming school year. SproutFive ensures every family has access to high-quality early childhood education regardless of income or family status.

In 2023, our employees volunteered with the Ronald McDonald House Charities of Central Ohio. In the spring our employees prepared lunch for families staying at Ronald McDonald House while a loved one received treatment at nearby Nationwide Children’s Hospital. In the fall, a group of employees built furniture for the Ronald McDonald House’s new 80-room expansion, partially funded by our Foundation.

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Installed Building Products Foundation

In 2019, we established the Installed Building Products Foundation (“Foundation”) in partnership with the Columbus Foundation, a local non-profit community foundation. The Foundation Advisory Board consists of non-executive employees representing all of our geographic regions in a wide range of job categories. The Foundation is overseen by the CHC Committee. The Foundation sponsors four programs focusing on education, community giving, employee financial assistance and housing. Dollar amounts in the table below are approximate and from inception of the program.

Scholarship Program

The Building for Tomorrow Scholarship Program awards renewable scholarships of up to $5,000 to employees and their dependents attending accredited vocational or trade schools and universities or colleges. Selection criteria include academic performance, financial need and character reference letters. Preference is given to construction-related fields of study. We have awarded scholarships for associate’s degrees, certification and vocational programs, bachelor’s degrees, master’s degrees and other post-graduate programs.

$3.6 million awarded
308 grants

Charitable Giving Match	Our Foundation matches cash gifts by employees of up to $500 per year or volunteer time of up to 25 hours ($20 per hour). Eligible organizations include tax-exempt public charities, nonprofit colleges, universities, hospitals and medical facilities and community service programs.	$40,151 matched
120 cash gifts

Employee Financial Assistance	Our Employee Financial Assistance Program is designed to provide emergency financial assistance to our employees in times of crisis. The program provides for awards of up to $2,000 for food, shelter and other basic needs for employees who experience a qualifying event, such as a natural disaster or other acts of nature, house fire, accident, domestic abuse, crime, short term illness, death of a spouse, partner or dependent or military deployment.	$325,866 awarded
258 employees

Major Grants Program	Our Foundation’s Major Grants Program provides grants to 501(c)(3) organizations involved in building or renovating homes or providing shelter for those in need.	$4.1 million awarded
94 grants

Corporate Giving

We recognize that as a good corporate citizen, we have a responsibility to support our communities. In addition to the Foundation, we have a robust corporate giving program that includes both national and local charities to which we have collectively contributed $2.3 million. We have entered into multi-year commitments with the Gary Sinise Foundation’s R.I.S.E. Program, Mid-Ohio Food Collective, YWCA of Central Ohio, SproutFive, St. Mary’s Scholarship Endowment, The Columbus Promise, Besa Community, Inc. and Zora’s House. Through our Foundation and corporate giving programs, we are committed to contribute a portion of our profits annually to partner with nonprofit organizations to support initiatives focused on education, housing and strengthening our communities.

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The mission of Zora’s House is to create safe spaces for women of color to establish meaningful, supportive relationships with other women in their community; to develop a deeper practice of self-care, resiliency, and emotional intelligence; and to successfully incubate their creativity, scholarship, entrepreneurship, activism, service and leadership. We are proud to contribute to and support this community hub and its efforts to strengthen the Central Ohio community.

We are proud to enter our second year supporting the Gary Sinise Foundation’s R.I.S.E. program. R.I.S.E. (Restoring Independence. Supporting Empowerment) builds specially adapted smart homes for wounded veterans and first responders.

Corporate Responsibility Materials

The following corporate responsibility materials are published on our website at

https://investors.installedbuildingproducts.com/corporate-governance:

∎	Conflict Minerals Policy
∎	Environmental Policy
∎	Human Rights Policy Statement
∎	Safety Policy
∎	Supplier Code of Conduct

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PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Our Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee has appointed, and the Board has ratified the appointment of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte has served as our independent registered public accounting firm since 2013.

The Audit Committee annually reviews Deloitte’s performance and independence in deciding whether to retain Deloitte or to engage a different independent registered public accounting firm. In evaluating Deloitte’s performance, the Audit Committee considers a number of factors, among other things:

∎	the quality of the historical and recent performance of the firm;

∎	audit quality and efficiency, including the performance of the audit partner and audit team and their audit approach;

∎	the quality and candor of the firm’s communications with the Audit Committee;

∎	the independence, objectivity and integrity of the firm;

∎	known significant legal or regulatory proceedings against the firm;

∎	the firm’s internal quality control procedures;

∎	the appropriateness of the firm’s fees; and

∎	the benefits of having a long-tenured auditor and potential impact of selecting a different auditing firm.

Based upon its assessment of Deloitte’s performance, the Audit Committee believes that the retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and our stockholders. The Audit Committee believes that Deloitte’s tenure as our independent registered public accounting firm confers distinct benefits, including enhanced audit quality and efficiency of audit plans due to Deloitte’s significant institutional knowledge of the Company and its operations, accounting practices and internal controls framework.

We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2024. Although stockholder ratification is not required, we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, select a different firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

IBP 2024 Proxy Statement

Proposal 2 – Ratification of the Appointment of our Indpendent Registered Public Accounting Firm

Fees Paid to Deloitte

Deloitte audited our consolidated financial statements and effectiveness of internal controls over financial reporting during the years ended December 31, 2023 and 2022. During these periods, Deloitte provided both audit and non-audit services. The following table sets forth the aggregate fees we paid to Deloitte in 2023 and 2022, respectively.

	2023	2022
Audit Fees	$2,339,666	$2,395,889
Audit Related Fees	–	111,930
Tax Related Fees	–	–
All Other Fees	2,037	2,037
Total	$2,341,703	$2,509,856

Audit Fees were for the audits of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements and services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees were for permissible advisory services in connection with ESG compliance and assurance readiness.

Tax Related Fees were for services related to tax consultation services.

All Other Fees were for permissible work that does not fit within the above categories, primarily technical subscriptions.

Pre-Approval of Services

The Audit Committee has established a policy requiring pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management submits to the Audit Committee specific projects and services to be performed by Deloitte for which it seeks advance approval. The Audit Committee reviews these requests and determines whether to approve the requested engagement. Periodically management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. All services provided by Deloitte in 2023 were pre-approved by the Audit Committee in accordance with this policy.

IBP 2024 Proxy Statement

Proposal 2 – Ratification of the Appointment of our Indpendent Registered Public Accounting Firm

Report of the Audit Committee

Management is responsible for the preparation and presentation of the Company’s financial statements and for developing, maintaining and evaluating internal controls over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable law. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The Audit Committee’s responsibility is to provide independent and objective oversight of the Company’s financial reporting and internal controls processes. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, the fair and complete presentation of the Company’s results and the assessment of the Company’s internal controls over financial reporting. The Audit Committee discussed significant accounting policies applied in the Company’s financial statements, and, when applicable, alternative accounting treatments. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also discussed with Deloitte the matters required by the applicable requirements of the PCAOB and the Securities and Exchange Commission.

In addition, the Audit Committee reviewed and discussed with Deloitte its independence from the Company and management. As part of that review, the Audit Committee received the written disclosures from Deloitte required by the PCAOB, and the Audit Committee considered and discussed Deloitte’s independence, including whether the firm’s provision of non-audit services to the Company is compatible with its independence. The Audit Committee concluded that Deloitte is independent from the Company and its management.

The Audit Committee discussed with the Company’s Internal Audit Department and Deloitte the overall scope of and plans for their respective audits. The Audit Committee meets with the Director of Internal Audit and representatives of Deloitte, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Audit Committee has selected, and the Board of Directors has ratified the selection of, Deloitte as the Company’s independent registered public accounting firm for 2024.

Audit Committee

Lawrence A. Hilsheimer (Chair)

Margot L. Carter

Michael H. Thomas

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2024. Brokers have discretion to vote on this proposal in the absence of voting instructions. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO RETAIN DELOITTE AS OUR PUBLIC ACCOUNTING FIRM.

IBP 2024 Proxy Statement

Proposal 2 – Ratification of the Appointment of our Indpendent Registered Public Accounting Firm

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and as a matter of good corporate governance, we are seeking stockholder approval of our executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers (“NEOs”) and the executive compensation program and practices described in this Proxy Statement.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers for 2023, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying compensation tables and related narrative disclosures in the Company’s Proxy Statement.”

We have a pay for performance philosophy that forms the foundation of our decisions regarding payment of executive compensation. We believe that this philosophy and the compensation structure established by the CHC Committee are central to our ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and our stockholders. We link pay to performance by weighting a significant portion of the target compensation of our NEOs in variable, or “at risk,” compensation elements. We also align our NEOs’ financial interests with those of our stockholders by awarding a substantial portion of total compensation in the form of equity.

We urge you to read “Executive Compensation – Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the accompanying compensation tables and narratives that provide detailed information on the compensation of our NEOs.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding. However, the outcome of the vote will provide valuable information to the CHC Committee regarding stockholder sentiment about our compensation program, which the CHC Committee will consider when making future decisions regarding the compensation of our NEOs. Our executive compensation program was strongly supported by our stockholders in 2023, with approximately 95% of the votes cast at the 2023 Annual Meeting of Stockholders voting in favor. We have held a similar stockholder vote every year since 2017 and expect to hold a similar vote at the 2025 Annual Meeting of Stockholders.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this advisory resolution. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of the proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

THE BOARD BELIEVES THAT OUR COMPENSATION PROGRAM SUPPORTS OUR BUSINESS MODEL AND THE OBJECTIVES AND VALUES DESCRIBED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” IN THIS PROXY STATEMENT.

IBP 2024 Proxy Statement

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following biographical information regarding our executive officers and certain significant employees is as of April 11, 2024:

Executive Officers

Jeffrey W. Edwards Age 60 President, Chief Executive Officer and Chairman

Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board on management’s perspective over a full range of issues affecting the Company. Prior to joining us, Mr. Edwards acted as an officer and strategist for several companies that he and his family started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University.

Todd R. Fry Age 58 Chief Accounting Officer	Mr. Fry has been our Chief Accounting Officer since April 2014 and our Treasurer since March 2015. He was Chief Financial Officer of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and office furniture, from 1999 to April 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. From 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the initial public offering and subsequent sale of the company. Mr. Fry served in various positions at Coopers & Lybrand L.L.P. from 1991 to 1997. Mr. Fry holds a B.S. from The Ohio State University. Mr. Fry has served as a director of Summit State Bank since 2000.

W. Jeffrey Hire Age 72 President of External Affairs	Mr. Hire joined the Company in 2008 and was named President of External Affairs in 2013. His responsibilities include working with our national homebuilder customers, our major insulation suppliers and industry associations. Prior to joining us, from 1978 to 2008, Mr. Hire held numerous management positions at Owens Corning. From 2006 to 2008, he served as Director of Products and Programs for the Insulating Systems Business, developing product innovations and value-added customer programs. For 11 years prior to that, Mr. Hire was General Manager of the Insulation Contractor Segment of the Residential Insulation Division. He earned a B.S. in Philosophy from University of Mount Union in Alliance, Ohio and an M.B.A. specializing in General Management from The University of St. Thomas Opus College of Business in St. Paul, Minnesota. He serves on the Board of the Insulation Contractors Association of America, and has served twice as its President. Mr. Hire has served as a Committee Chairman for the North American Insulation Manufacturers Association. Mr. Hire received the Insulation Contractors Association of America’s “Key Man” award for his leadership and dedication to the industry.

Michael T. Miller Age 59 Executive Vice President, Chief Financial Officer and Director	Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President – Finance. He has been our Chief Financial Officer since 2013 and as a director for us and our predecessor since 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and Canadian Imperial Bank of Commerce in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller served on the Board of BMC Stock Holdings, Inc. from 2014 to January 2021.

IBP 2024 Proxy Statement

Executive Officers and Certain Significant Employees

Jason R. Niswonger Age 51 Chief Administrative and Sustainability Officer	Mr. Niswonger has been our Chief Administrative and Sustainability Officer since March 2022. Previously Mr. Niswonger served as our Senior Vice President, Finance and Investor Relations from March 2015 to February 2022 and our Director of Investor Relations from January 2014 until March 2015. Prior to joining the Company, he served from 2011 to 2013 as the Director, Financial Reporting for Edwards Industries, a national property development and management company. From 2006 to 2011, Mr. Niswonger held multiple positions, including the Director, Finance for the Seating Systems Division of Commercial Vehicle Group, Inc., a supplier of integrated system solutions for the global commercial vehicle market. From 2004 to 2006, he was the Director, Financial Reporting for Installed Building Products, LLC. Prior to joining Installed Building Products, LLC, Mr. Niswonger served as the Director of Global Accounting and Financial Reporting at Sterling Commerce, Inc., a global provider of EDI services, B2B integration software solutions and consulting, where he worked from 2000 to 2004. Prior to joining Sterling, he held positions in financial reporting at Express, a division of The Limited, and Exel Logistics. Mr. Niswonger earned an M.B.A. from Otterbein College and a B.A. from Ohio University.

Brad A. Wheeler Age 48 Chief Operating Officer	Mr. Wheeler was named our Chief Operating Officer effective January 1, 2024. Prior to becoming Chief Operating Officer, Mr. Wheeler served as a Regional President from January 2015 through December 2024. He joined the Company in 2010 as a Regional Manager and has been responsible for the management of our operations in several states, including Colorado, Texas, Florida and Georgia. In June 2022, Mr. Wheeler assumed additional responsibility for Alpha’s heavy commercial business and was named President of the Alpha family of companies. He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

Certain Significant Employees

Jay P. Elliott Age 63 Executive Vice President - Business Strategy and Development	Mr. Elliott served as our Chief Operating Officer from 2013 through December 2023. He was named Executive Vice President - Business Strategy and Development effective January 2024. He joined the Company in April 2002 as our Regional Operations and Business Integrations Manager. Prior to joining us, Mr. Elliott worked with E&Y Corporate Finance, LLC in restructuring advisory services. Mr. Elliott’s experience includes ten years with Owens Corning in several roles, including new business development, market management and corporate strategic planning. Mr. Elliott spent three years with IBM and began his career with Westinghouse Electric Corp. He earned an M.B.A. from Cornell University Johnson Graduate School of Management, a B.E. from Dartmouth College Thayer School of Engineering, and an A.B. from Colgate University.

Randall A. Hall Age 62 President, Aster Contractors Holdings, LLC	Mr. Hall has been President of Aster Contractors Holdings, LLC, one of our subsidiaries, since October 2020. Mr. Hall joined the Company in 1995 and has held a number of positions, including regional manager (January 2017-October 2020), regional operations performance manager (2016-2017), manager of our Cornerstone Energy Conservation Service operations and manager of our Edwards/Mooney & Moses branch operations. Prior to joining the Company, Mr. Hall served as the Vice President of Operations and Vice President of Finance at Pipeliner Systems, Inc., and as an accountant at Bolon, Hart & Buehler, Inc. He received a B.S. in Accounting from Franklin University in Columbus, Ohio.

William W. Jenkins Age 67 Senior Vice President, Purchasing and Supply Chain	Mr. Jenkins has been our Senior Vice President, Purchasing and Supply Chain since March 2015 and served as our Director of Internal Audit from September 2013 until March 2015. From 2011 to 2013, he served as a Regional President and served as our President from 1998 to 2011. Prior to joining the Company, Mr. Jenkins held senior management positions with Midwest Wholesale Building Materials, a building products wholesaler and BuyOhio Realtors. Mr. Jenkins began his career with Ernst & Young LLP, where he progressed to become a Senior Manager. He graduated from The Ohio State University with a B.S. and was licensed as a CPA in the State of Ohio.

R. Scott Jenkins Age 68 Regional President	Mr. Jenkins has been a Regional President since 2006 when we acquired OJ Insulation, Inc., which he co-founded in 1984. Since joining us, Mr. Jenkins has been responsible for the management of operations in several states, including Minnesota, Idaho, Washington and California. During his 22-year tenure at OJ Insulation as owner and chief executive officer, Mr. Jenkins was responsible for numerous strategic acquisitions and significant company growth. He received a B.A. in Social Science from the University of California at Irvine and was an active member of Vistage International CEO Organization for over 15 years.

IBP 2024 Proxy Statement

Executive Officers and Certain Significant Employees

Martin J. Luffy Age 64 Chief Information Officer	Mr. Luffy has been our Chief Information Officer since joining the company in 2002. Prior to joining Installed Building Products, he served in a number of roles for an international data center hosting provider, including Regional Director and Vice President of Data Center Operations and Services. Mr. Luffy began his career with Arthur Andersen and Peat Marwick and has held successive senior management positions with a number of technology and professional services entities. He received a B.S. degree from Purdue University and a M.B.A. from the University of Dayton. Mr. Luffy has served on multiple nonprofit boards including his current role on the board of a foundation that provides financial aid assistance for cancer patients.

Shelley A. McBride Age 67 General Counsel and Secretary	Ms. McBride joined the Company in 2005 as General Counsel and Secretary. Prior to joining the Company, she worked as an attorney at the law firm of Calfee, Halter & Griswold, representing corporate and institutional clients in the areas of mergers and acquisitions, secured credit transactions, subordinated debt financings, common and preferred equity investments, organizational restructuring and general corporate matters. Before joining Calfee, Halter & Griswold in 2001, Ms. McBride served as legal counsel for Nationwide Mutual Insurance Company in the Nationwide Enterprise Office of Investments and also served as legal counsel for various investment funds at Banc One Capital. Her experience includes representing corporate and institutional clients at the law firms of Squire Patton Boggs and Kegler, Brown, Hill & Ritter. From 1983 to 1989, Ms. McBride served as a law clerk to the Honorable John D. Holschuh and the Honorable Mark R. Abel in the United States District Court for the Southern District of Ohio. Ms. McBride earned a J.D. and a B.A. from The Ohio State University.

Matthew J. Momper Age 63 Regional President	Mr. Momper has been a Regional President since 2008. Since joining us, Mr. Momper has been responsible for the management of operations in several states, including Wisconsin, Indiana, Ohio and Illinois. Prior to joining the Company, he served as President of Momper Insulation Inc., a family business, which he joined in 1984. Mr. Momper was responsible for significant growth of Momper Insulation Inc., and the strategic decision to join that company with us in 1998. He received a B.S. from Ball State University and an M.B.A. from Drake University. Mr. Momper served on the Board of Trustees for Ball State University for 16 years and is currently the Board for the Allen County Building Department.

Warren W. Pearce Age 65 Regional President	Mr. Pearce has been a Regional President since 2011. Since joining the Company, Mr. Pearce has been responsible for the management of operations in several states, including Ohio, North Carolina, Virginia and Maryland. From 2004 to 2011, he was Vice President of Operations for Masco Corporation, a manufacturer of home products, distributor of building products and installer of building products, where he held various other positions beginning in 1984. Mr. Pearce began his career at Carroll Insulation and later served as branch manager at American Aluminum Insulation. He received from Kent Votech his Electrical Apprenticeship certification.

Kelly Clifford Riehl Age 47 Vice President of Communications and Community Relations	Ms. Clifford Riehl has been our Vice President of Communications and Community Relations since May 2023 and the President of our Foundation since March 2019. She served as our Director of Communications and Community Relations from 2014 to 2023 and our Marketing Manager from 2009 to 2014. Prior to joining us, Ms. Clifford Riehl owned a meeting planning company, The Meeting Partners Group, and served in communications, management and marketing roles at Nationwide Arena, the Greater Columbus Convention Center and the Radiological Society of North America. Ms. Clifford Riehl has a Bachelor of Science degree in Organizations Communications from Ohio University and serves on numerous nonprofit boards.

Randall S. Williamson Age 62 Regional President	Mr. Williamson has been a Regional President since 2001. Since joining us, Mr. Williamson has been responsible for the management of operations in several states, including Massachusetts, New Jersey, New York and Michigan. He began his career in 1981 at Monroe Insulation and Gutter Company Incorporated, or Monroe, where he progressed to become Vice President in 1992. In 1996, Mr. Williamson purchased Monroe and merged it with other companies to form American Building Systems, Inc., where he served as President until 2001. American Building Systems, Inc. merged with us in 2001. Mr. Williamson attended Colorado State University and serves on the board of governors for U.S. Grown Foods.

IBP 2024 Proxy Statement

Executive Officers and Certain Significant Employees

COMPENSATION DISCUSSION AND ANALYSIS

CHC Committee Report

The CHC Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement and has discussed the CD&A with members of the management team involved in the compensation process. Based on such review and discussions, the CHC Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

CHC Committee

Janet E. Jackson (Chair)

David R. Meuse

Marchelle E. Moore

CD&A Table of Contents

Section 1 – Executive Summary	Page	Section 3 – Elements of our Compensation Program	Page
∎ Our Growth Strategy	48	∎ Compensation Components	55
∎ Our Capital Allocation Strategy	48	∎ Base Salary	56
∎ Our Acquisition Strategy	48	∎ Performance-Based Cash Incentives	56
∎ 2023 Financial Highlights	49	∎ Performance-Based Equity Incentives	57
∎ Pay for Performance	49	Section 4 – What we Paid in 2023
∎ 2023 Say-on-Pay Voting Results	50	∎ 2023 Base Salary	57
∎ 2023 Named Executive Officers	50	∎ 2023 Performance-Based Incentive Cash Awards	58
∎ 2023 Executive Compensation at a Glance	50	∎ 2023 Performance-Based Incentive Equity Awards	58
∎ 2023 Target Compensation Mix	50	∎ Compensation Changes after December 31, 2023	59
∎ Key Compensation Practices for Executives	51	Section 5 – Other Compensation and Policies
Section 2 – How We Determine Pay		∎ Perquisites	60
∎ Our Philosophy	51	∎ Post-Termination Compensation	60
∎ Our Goals	52	∎ Retirement Benefits	61
∎ Our Guiding Principles	52	∎ Equity Grant Practices	61
∎ Our Process	52	∎ Taxes	61
∎ Competitive Positioning	53	∎ Stock Ownership Policy	61
∎ Advisory Stock Vote	54	∎ Clawback Policy	62
∎ Risk Management	54

IBP 2024 Proxy Statement

Compensation Discussion and Analysis

Section 1 – Executive Summary

Our Growth Strategy

We are focused on diversifying our products and services, broadening our mix of end market exposure and expanding our geographic footprint. Our growth strategy includes acquisition of residential and commercial installers in new markets, acquisitions of businesses offering complementary products, introduction of new product offerings in existing markets, pursuit of new product categories in commercial markets, and expanding our multi-family sales in existing branches.

We have a demonstrated record of success for each of our growth strategies:

∎	Product diversification - Revenue from insulation installation services represented approximately 66% of our total revenues in 2018 compared to 60% in 2023.

∎	End market diversification - We have decreased our residential new construction end market exposure from 77% in 2018 compared to 72% in 2023.

∎	Geographic expansion - We have added 75 new branch locations since 2018.

Our Capital Allocation Strategy

Our primary use of capital is acquisitions, which are responsible for much of the success of our growth strategy. Our asset-light model generates substantial operating cash flow, which supports further acquisition growth.

In addition to pursuing strategic acquisitions, in 2023, we returned nearly $70 million to stockholders, including quarterly and variable dividends of $63.1 million and stock repurchases totaling $6.3 million.

2023 Cash Dividends	2023 Stock Repurchases

$63.1 million	$6.3 million

Our Acquisition Strategy

In the 1990s, we began our acquisition strategy with the goal of creating a national platform and have since grown, by our estimate, to become one of the nation’s largest installers of insulation in the residential new construction end market. Since 1999, we have successfully completed and integrated over 190 acquisitions, expanding our geographic footprint and market presence

IBP 2024 Proxy Statement

Compensation Discussion and Analysis

and diversifying our product offerings. In 2023, we successfully acquired and integrated eight businesses representing approximately $75 million in annual aggregate revenues.

∎  Keys to our approach

✓ Target profitable markets

✓ Acquire operations with a strong reputation and customer base

✓ Leverage national buying power

✓ Leverage relationships with national homebuilders

✓ Maintain existing management teams and trade names

2023 Financial Highlights

Our record 2023 financial and operating results reflect the continued success of our key business strategies outlined above.

Record Net Revenue	Record Gross Profit	Record Net Income	Record Diluted Earnings Per Share	Record Adjusted EBITDA

$2.8 billion 4.1% increase	$930.7 million 12.4% increase	$243.7 million 9.1% increase	$8.61 11.2% increase	$485.9 million 10.6% increase

See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. Figures above reflect year-over-year increases.

Pay for Performance

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. A significant percentage of our executives’ compensation is at risk and based on Company performance. The CHC Committee believes that our executive compensation program drives performance and increases stockholder value.

The CHC Committee believes that total compensation for the Company’s named executive officers should align with the Company’s financial and strategic objectives and sustained growth, as well as individual performance, level of responsibility and experience. Consistent with that philosophy, in 2023 approximately 85.0% of our Chief Executive Officer’s and an average of 70.5% of our other named executive officers’ total target compensation reflected our continued emphasis on at-risk compensation linked with the Company’s operational and financial performance. Any incentive compensation earned by our NEOs depends upon the Company’s achieved Adjusted EBITDA during the performance period as compared against the target set in advance by the CHC Committee. Performance-based restricted stock is awarded as a number of shares rather than a fixed dollar amount, so the value of the restricted stock award fluctuates with our stock price during the performance period and the additional two year vesting period, strongly aligning the interests of our NEOs with the interests of our stockholders.

IBP 2024 Proxy Statement

Compensation Discussion and Analysis

2023 Say-on-Pay Voting Results

Our executive compensation program received strong support from our stockholders in 2023, with 95% the votes cast at the 2023 Annual Meeting of Stockholders voting in favor. The CHC Committee believes that this level of support is indicative of our stockholders’ strong support of our compensation practices and pay for performance alignment, and influenced its decision to retain the core elements of our executive compensation program.

2023 Named Executive Officers

Jeffrey W. Edwards	Michael T. Miller	Jay P. Elliott	W. Jeffrey Hire	Jason R. Niswonger
President, Chief Executive Officer and Chairman	Executive Vice President and Chief Financial Officer	Chief Operating Officer	President, External Affairs	Chief Administrative and Sustainability Officer

2023 Executive Compensation at a Glance

Name	Base Salary ($)(1)	Performance- Based Cash Award Earned ($)	Performance- Based Restricted Stock Award at Grant Date Fair Value ($)	Total ($)

Jeffrey W. Edwards	840,000	1,225,900	3,837,502	5,903,402

Michael T. Miller	445,000	458,380	1,236,500	2,139,880

Jay P. Elliott	485,000	346,450	1,279,089	2,110,539

W. Jeffrey Hire	420,000	213,200	266,418	899,618

Jason R. Niswonger	425,000	282,490	437,011	1,144,501

(1)	Base salary effective April 1, 2023.

2023 Target Compensation Mix

Our executive compensation program for 2023 consisted of three components: base salary, performance-based cash awards and performance-based restricted stock awards. The CHC Committee believes that a significant portion of each NEO’s target compensation should be at risk and based on Company performance. The graphics below reflect the mix of target executive compensation for 2023 and highlights the at-risk portion of total target compensation:

IBP 2024 Proxy Statement

Compensation Discussion and Analysis

Key Compensation Practices for Executives

What We Do	What We Don’t Do

✓  Pay for Performance where a substantial percentage of compensation is based on achievement of objective pre-established performance metrics

✓  Balanced Compensation Mix of salary and performance-based cash bonuses and restricted stock awards

✓  Multi-year Vesting of Equity Awards over a two-year period after the performance target is met

✓  Limited Perquisites that are not available to other salaried employees

✓  Competitive Pay targeted near the median of our peer group

✓  Clawback Policy allowing recovery of incentive compensation under specified circumstances

✓  Meaningful Equity Ownership Requirements as a multiple of base salary

✓  Annual Say-on-Pay Vote on executive compensation

✗   NO Tax Gross-Ups for perquisites or excise taxes

✗   NO Pension Plans or retirement benefits that are not available to other salaried employees

✗   NO Hedging or other monetization transactions involving Company securities (the Board has made an exception to the policy for our Chief Executive Officer, see Footnote 2 in the “Stock Ownership Table” beginning on page 73)

✗   NO Short Sales or other speculative transactions involving Company securities

✗   NO Option Repricing of underwater stock options without stockholder approval

✗   NO Single Trigger accelerated vesting of incentive awards upon a change in control without a qualifying loss of employment

✗   NO Pledging of Company securities as collateral or holding Company securities as collateral in a margin account (the Board has made an exception to the policy for our Chief Executive Officer, see Footnote 2 in the “Stock Ownership Table” beginning on page 73)

✗   NO Employment Agreements for our executives other than our Chief Executive Officer

Section 2 – How We Determine Pay

Our Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. Our executive compensation program is both reflective of the strategic value of the individual’s position and designed to ensure long-term retention and motivation. Our objective is to offer compensation opportunities competitive with our peer companies with respect to overall compensation (cash and equity), allowing for differences in the Company’s size, scale and scope and the individual’s job responsibilities.

IBP 2024 Proxy Statement

Compensation Discussion and Analysis

Our Goals

∎	To attract, motivate and retain exceptional executives who are critical to successful execution of the Company’s growth strategy, long-term Company performance and the creation of stockholder value.

∎

To align the interests of our executives with those of our stockholders by tying a significant amount of executive compensation to the achievement of performance metrics related to our business strategy and financial performance and to the price of our stock.

∎

To motivate our executives to perform at the highest level, to achieve our financial, operational and strategic goals and to reinforce our commitment to high-quality service, which is primarily responsible for the strength of our long-standing relationships with our customers and suppliers.

Our Guiding Principles

∎

Pay for Performance. We reward our executives’ achievements by linking a significant portion of their compensation to the Company’s financial and operational performance. Our incentive compensation program is subject to a pre-established objective performance metric that reflects strategic and operational objectives. Incentive compensation varies based on the extent to which the objective is met - if the target is not achieved at a level of at least 50%, then no incentive compensation is payable, while if the target is exceeded, executives have an opportunity to earn above-target incentive compensation, up to a maximum of 200% of target.

∎	Competitive Pay. Our compensation program is designed to attract, retain, motivate and reward top talent through pay elements that are flexible and competitive with our peers.

∎

Internal Pay Equity. We believe that internal pay equity is an important factor in ensuring fairness and encouraging a collaborative environment among our executive team. The CHC Committee reviews each NEO’s pay components and levels relative to other NEOs, considering experience, leadership role, seniority and level of responsibility.

∎

Aligned with Stockholders. A significant portion of our executives’ compensation is in the form of at-risk performance-based cash awards and performance-based equity awards that, if earned, vest over an additional two years after the end of the performance period. We award restricted stock based on a number of shares, rather than a dollar value, so the value of an executive’s equity-based award fluctuates with the price of our common stock during the performance period and the vesting period, which aligns the long-term interests of our executives with those of our stockholders. In furtherance of this principle, our NEOs are required to maintain levels of ownership of our common stock based upon a multiple of their salaries.

The CHC Committee considers the overall mix of cash and equity compensation, annual and long-term incentives and fixed and variable pay in determining our executive compensation program. The CHC Committee does not follow any pre-established policies, guidelines or formulas for allocating compensation mix, instead retaining flexibility by determining annually what it believes is the appropriate mix of compensation elements.

Our Process

Role of the CHC Committee. Our CHC Committee, comprised solely of independent directors, is responsible for the establishment, implementation, administration and oversight of our executive compensation program. During its regular first quarter meeting, the CHC Committee, in consultation with our Chief Executive Officer and Chief Financial Officer, determines incentive compensation earned by our NEOs based on the prior year’s performance and finalizes base salary, performance metrics and target incentive compensation levels for the current year. Later in the year, the committee reviews materials relating to peer group composition and other information that forms the basis for future decisions. The CHC Committee sets compensation consistent with our compensation philosophy and competitive with our peers, considering a balance of information including the experience, leadership, level of responsibility and performance of the executive team. While the CHC Committee consults with management and its independent compensation consultant in determining our compensation program, final authority rests solely with the committee. For more information regarding the CHC Committee, see Corporate Governance – “Board Committee Oversight – CHC Committee.”

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Role of Executives. In the course of determining executive compensation, the CHC Committee solicits input from management. The committee believes this input is valuable because of the Chief Executive Officer’s and Chief Financial Officer’s comprehensive knowledge of our business, operations and financial and strategic goals. Our Chief Executive Officer and Chief Financial Officer (i) provide data, analysis and recommendations to the CHC Committee regarding the Company’s compensation programs, (ii) annually evaluate the performance of our NEOs (other than themselves) based on each individual’s performance, length of service, experience, level of responsibility and achievement of Company strategic goals, and (iii) propose to the committee the performance metrics for target incentive awards. The CHC Committee from time to time delegates certain administrative duties to management and the human resources department.

Role of Compensation Consultants. The CHC Committee engages Meridian Compensation Partners, LLC, (“Meridian”), as an independent consultant to assist the committee with its duties. Meridian reports directly to the committee. In July and November 2023, the CHC Committee engaged Meridian to perform a review of our executive compensation program and non-employee director compensation and to conduct market comparisons with our peer group. The committee considered Meridian’s advice in structuring our compensation program. The CHC Committee intends to engage Meridian or a similar firm to review our executive compensation and non-employee director compensation programs at least biannually. In connection with the engagement of Meridian, the committee considered and assessed all relevant factors, including those set forth in applicable SEC and NYSE rules, that could give rise to a potential conflict of interest. Based upon this review, the CHC Committee determined that engaging Meridian did not raise any conflict of interest.

Competitive Positioning

Meridian, in consultation with our management and CHC Committee, compiles reports of compensation data for executive officers and non-employee directors in our peer group. The data for executives includes base salary, target cash incentive compensation, long-term incentive awards, target total compensation and variable pay mix. Meridian compiles this data from the proxy disclosures of the peer group and from published surveys. Using the information provided by Meridian, the CHC Committee gauges the reasonableness and competitiveness of our executive compensation program. While the CHC Committee does not establish executive pay based solely on peer group data, it believes that our pay levels and practices should be within a range of competitiveness.

The CHC Committee reviews Meridian’s report summarizing the target total cash compensation (base salary plus target annual incentive) and target total compensation (base salary plus target annual incentive plus long-term incentive) for each of our NEOs against benchmarks at the 25th, median and 75th percentiles of the market for positions comparable to those held by each of our NEOs. For retention, motivation and competitive considerations, the CHC Committee targets each NEO’s total cash compensation and total direct compensation levels at approximately the median of the peer group.

To determine our peer group, Meridian recommended that the CHC Committee consider a number of factors for each potential peer company, including industry classification and business-specific characteristics (scope and products and services), size (revenue and market capitalization) and frequency of inclusion in the peer groups of other peers of the Company. The committee believes our selected peer group includes an appropriate representation of industry competitors and companies with which we compete for executive talent.

For 2023, the CHC Committee selected the following 16 companies as our peer group. Peers are periodically added or eliminated due to acquisition or size changes to maintain a balance of appropriate size, market cap, revenue, similar industry and presence as a competitor for executive talent.

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Peer Group	Market Cap(1) ($ in Millions)	Peer Group	LTM Revenue(2) ($ in Millions)
TopBuild Corp.	$11,892	Meritage Homes Corporation	$6,138
Simpson Manufacturing Co., Inc.	$8,448	TopBuild Corp.	$5,195
Eagle Materials Inc.	$7,076	M.D.C. Holdings, Inc.	$4,643
Meritage Homes Corporation	$6,350	M/I Homes, Inc.	$4,034
Installed Building Products, Inc.	$5,194	Tri Pointe Homes, Inc.	$3,715
Skyline Champion Corporation	$4,279	Century Communities, Inc.	$3,692
M.D.C. Holdings, Inc.	$4,125	Masonite International Corporation	$2,831
M/I Homes, Inc.	$3,836	Installed Building Products, Inc.	$2,779
Tri Pointe Homes, Inc.	$3,436	Griffon Corporation	$2,679
Griffon Corporation	$3,179	LGI Homes, Inc.	$2,359
LGI Homes, Inc.	$3,138	Eagle Materials Inc.	$2,253
Century Communities, Inc.	$2,896	Simpson Manufacturing Co., Inc.	$2,214
Cavco Industries, Inc.	$2,886	Skyline Champion Corporation	$1,980
Gibraltar Industries, Inc.	$2,404	Cavco Industries, Inc.	$1,851
PGT Innovations, Inc.	$2,378	PGT Innovations, Inc.	$1,504
Masonite International Corporation	$1,848	Apogee Enterprises, Inc.	$1,399
Apogee Enterprises, Inc.	$1,179	Gibraltar Industries, Inc.	$1,378
Peer Group Median	$3,436	Peer Group Median	$2,679
Peer Group 75th Percentile	$5,194	Peer Group 75th Percentile	$3,715

(1)	As of December 31, 2023.
(2)	As of December 31, 2023 or the most recently reported period as of March 2024.

Advisory Stockholder Vote

Our executive compensation program received substantial stockholder support at the 2023 Annual Meeting of Stockholders, with more than 95% of the votes cast by our stockholders voting in favor. The CHC Committee believes that this level of support is indicative of our stockholders’ strong support of our executive compensation philosophy and goals. Say-on-pay votes provide valuable information regarding stockholder sentiment about our compensation program, which the CHC Committee considers when making future decisions. In accordance with the preference expressed by our stockholders in our most recent say-on-frequency vote in 2023 and as a matter of good corporate governance, our Board has committed to having an annual say-on-pay vote.

Risk Management

The CHC Committee annually undertakes a risk assessment of our compensation programs with the aid of a risk analysis performed by Meridian, to determine whether our programs are appropriately designed to mitigate incentive for short-term risk-taking by executives that could be detrimental to the long-term best interests of the Company and its stockholders. The CHC Committee believes that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company. The CHC Committee believes that the following features of our executive compensation program appropriately mitigate potential risks:

∎	Performance Metrics. Pre-established performance metrics designed to reward success without encouraging excessive risk taking.

∎	Equity Vesting. Our executives are awarded performance-based restricted stock that, if earned, vests over two years of continued service, rewarding stability and sustained performance.

∎	Equity Retention. Our stock ownership policy requires our executives to own prescribed levels of Company common stock, linking their interests with those of our stockholders.

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∎

No Hedging or Pledging. Our executives are prohibited from engaging in hedging or other monetization transactions involving Company securities, pledging Company securities as collateral and holding Company securities as collateral in a margin account (the Board has made an exception to the policy for our Chief Executive Officer, see Footnote 2 in the “Stock Ownership Table” beginning on page 73).

∎

Clawback Policy. The CHC Committee will recoup excess incentive compensation paid to an executive in the event of a restatement of our financial statements, and may recoup such compensation if an executive has engaged in grossly negligent or intentional misconduct that is a significant contributing factor to an accounting restatement, a significant increase in the value of such executive’s incentive compensation or substantial financial or reputational harm to the Company.

∎	Other Factors. Other mitigating factors include benchmarking practices, oversight by a committee of independent directors and a mix of fixed and variable incentive compensation.

Section 3 – Elements of our Compensation Program

Compensation Components

Our executive compensation program is designed to be simple, competitive and link pay to performance. We design our executive compensation program to reward financial and operational performance and to promote effective strategic leadership. Our approach to executive compensation for the 2023 fiscal year was substantially the same as the approach approved by our stockholders at the 2023 Annual Meeting of Stockholders.

Our executive compensation program includes the following three key elements:

Element	Design	Purpose
Base Salary	∎ Fixed cash compensation. ∎ Reviewed annually and adjusted as appropriate, based on level of responsibility, performance, internal pay equity and competitiveness.	∎ Provides a fixed source of income to attract and retain executives with proven skills and leadership abilities. ∎ Rewards scope of responsibility, experience and individual performance.
Performance-Based Cash Incentives	∎ At-risk cash compensation based on achievement of objective pre-established corporate financial performance goals. ∎ Earned only if at least 50% of target goal is achieved; capped at 200% of target.	∎ To motivate and reward executives to achieve short term performance objectives that are key to our annual financial and strategic goals, without creating an incentive to take excessive risk.
Performance-Based Equity Incentives

∎  At-risk equity compensation based on achievement of objective, pre-established corporate financial performance goals.

∎  Granted as shares of restricted stock.

∎  Earned only if at least 50% of target goal is achieved; capped at 200% of target.

∎  Vests over two years of continued service after satisfaction of performance goals.

∎  To motivate and reward executives for focusing on sustained long-term growth and financial success, aligned with stockholder value.

∎  Enhances retention of key talent.

∎  Aligns compensation with stockholder value.

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Our executive compensation program includes both fixed components (base salary and benefits) and variable components (short- and long-term incentive awards) that are directly tied to our financial and operational performance. The CHC Committee annually considers the mix of compensation and may make adjustments after giving consideration to evolving circumstances, the individuals involved and their responsibilities and performance. The CHC Committee believes this mix of components is appropriate because it incentivizes our NEOs to focus on both short- and long-term success, aligns their interests with those of our stockholders and is consistent with peer group practices. The CHC Committee strives to achieve an appropriate balance among the elements of our compensation program, but does not apply any set formula in allocating the components. We do not provide perquisites or other special benefits to our executive officers that are not generally available to our salaried employees, other than auto leases or allowances (including insurance) and cell phones. We provide no pension plans or other retirement benefits to our executive officers other than our 401(k) plan, which is available to all of our eligible employees, and our non-qualified deferred compensation plan, which allows our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Base Salary

We provide base salaries to our NEOs to compensate them for performing day-to-day responsibilities and to provide competitive fixed pay to balance at-risk compensation. Base salary is intended to provide a fundamental level of compensation so that our executives do not feel pressured to take unnecessary or excessive risks or to focus on the price of our common stock. The CHC Committee reviews base salaries annually, in the first quarter of each year, and takes into consideration comparative peer group data, the scope of the executive’s responsibilities, skills, tenure, experience, individual contribution, retention objectives, internal pay equity and overall mix and aggregate amount of compensation elements. Salary adjustments, if any, typically become effective on April 1 of each year. Our Chief Executive Officer’s employment agreement provides for a minimum annual base salary of $600,000, but does not provide for guaranteed salary increases. See “Employment Agreement with Jeffrey W. Edwards” below for more information.

Performance-Based Cash Incentives

We provide our NEOs with annual performance-based cash incentive opportunities, which are designed to reward achievement of short-term performance goals. Incentive award opportunities are tied to the achievement of an objective pre-determined performance metric that is directly related to our financial performance for the year. In February of each year, the CHC Committee, after considering the recommendations of management, sets an annual financial performance target for the year based primarily on the Board-approved budget for the year and establishes for each NEO a target cash bonus expressed as a fixed dollar amount. The cash bonus earned may be above or below target, based on the degree to which the performance metric is met. If the performance metric is achieved at a minimum of 50%, at least some portion of the cash award is earned. Awards are capped at 200% of target. The executive generally must remain employed through the end of the performance period to be eligible for any cash bonus.

In setting performance goals each year, the CHC Committee uses a one-year performance metric so that performance targets reflect current industry conditions, upon which the Company is heavily dependent. This approach takes into account that the Company operates in the residential and commercial construction industry, which is cyclical, seasonal and highly sensitive to macroeconomic and housing market factors over which our executives have no control, including interest rates; inflation; employment levels; housing demand; affordability; material prices; availability and pricing of mortgage financing; financial, political system and credit market stability; consumer confidence and general economic conditions.

The CHC Committee currently uses Adjusted EBITDA as our performance metric because the committee believes that it serves as the best measure of the success of our growth strategies, provides an effective incentive to maximize operating profitability and aligns management awards with the financial interests of our stockholders. The CHC Committee believes Adjusted EBITDA is the most useful measure of profitability and operating performance as it measures changes in pricing decisions, cost controls and other factors that impact operating performance and removes the effect of our capital structure, asset base, items outside our control and volatility related to the timing and extent of activities such as asset impairments and non-core income and expenses. The annual performance target set by the CHC Committee is based on the budget approved by the Board and the annual and long-term business plan established at the beginning of each fiscal year and is intended to be challenging but fair. The budget and business plan are based upon certain assumptions and estimates of the housing and commercial markets, Company growth

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objectives and macroeconomic conditions. The performance target established by the CHC Committee in the first quarter is periodically adjusted throughout the year to account for the impact of completed acquisitions. The CHC Committee expects to continue to re-assess the performance metric selection and goal setting processes annually, including the potential addition of DEI&B and ESG factors. See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Performance-Based Equity Incentives

A substantial component of our executive compensation program consists of rewards for long-term growth and enhancement of stockholder value through the use of performance-based incentive equity awards. The award represents an opportunity, with the ultimate realized value of the award determined by our stock performance over the long term. The CHC Committee believes that long-term incentive compensation is an effective way to retain a strong executive team and provide them with incentives to focus on the Company’s long-term success.

The CHC Committee grants target incentive awards of restricted stock to our NEOs that are performance-based over a one year performance period and which, if earned, vest over two years of continued service after the performance goal is met. The CHC Committee has determined to use a one-year performance metric of Adjusted EBITDA for the reasons outlined in “Performance-Based Cash Incentives” above. In order to achieve a balance between the advisability of setting an annual performance metric and our desire to align the interests of our NEOs with the long-term interests of our stockholders, the CHC Committee added the time-vesting component to the performance-based awards. Performance-based restricted stock target awards are based on a fixed number of shares, rather than a dollar amount, so that the value of the executive’s award fluctuates with the price of our common stock during the performance period, the vesting period and thereafter. Performance-based restricted stock awards actually earned may be above or below the target award, based on the degree to which the performance metric is met. If the performance metric is achieved at a minimum of 50%, at least a portion of the restricted stock is earned and vests in equal installments over the next two years, generally subject to the NEO’s continued employment on the applicable vesting date. Awards are capped at 200% of target.

The CHC Committee believes that the additional two-year vesting period serves as a valuable retention incentive for our NEOs, whose skills and experience are sought after within the industry. The committee also believes that granting long-term restricted stock awards aligns the executive officers’ interests directly with those of our stockholders, as the executive officers will realize greater or lesser value based on our stock price during the performance and vesting period, which will parallel that of our stockholders over the same period. The CHC Committee further believes the restricted stock awards focus our NEOs on our long-term performance and discourages excessive risk-taking in the short-term.

Section 4 – What We Paid in 2023

2023 Base Salary

The table below sets forth the base salaries for our NEOs as of December 31, 2023.

Name	2022 Base Salary ($)	2023 Base Salary ($)	Percentage Increase in Base Salary (%)	2023 Base Salary as Percentage of Total Compensation (%)
Jeffrey W. Edwards	800,000	840,000	5.0	14.2
Michael T. Miller	425,000	445,000	4.7	20.6
Jay P. Elliott	462,000	485,000	5.0	22.8
W. Jeffrey Hire	400,000	420,000	5.0	45.3
Jason R. Niswonger	395,000	425,000	7.6	36.6

The CHC Committee determined to increase the base salaries of our NEOs as a result of their increased responsibilities due to the increased size and complexity of the Company’s business, reorganized responsibilities within the executive group, strong individual performance and peer practices.

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2023 Performance-Based Incentive Cash Awards

In consultation with our Chief Executive Officer and Chief Financial Officer, in February 2023, the CHC Committee considered corporate goals and objectives for our named executive officers for the 2023 fiscal year. Based on management’s strategic and operational goals and considering management’s short- and long-term budgets and projections, the CHC Committee established an Adjusted EBITDA target of $450 million as the 2023 performance metric for our NEOs’ performance-based incentive awards, to be adjusted throughout the year for the impact of acquisitions. The committee determined that the performance goal was reasonable, but would be challenging given macroeconomic uncertainty and projections for our industry.

The CHC Committee set target performance-based incentive cash awards for each NEO as set forth in the table below. The target awards were increased for 2023 to bring compensation levels into better alignment with the Company’s peers, to compensate our officers based on their increasing responsibilities due to Company growth and to encourage our executive team to continue to focus its efforts on further increasing Company growth and creating stockholder value. Thresholds were reduced to more closely align with peer group practices. The amount of each NEO’s earned incentive cash award was equal to the NEO’s target award multiplied by the percentage of the Adjusted EBITDA target achieved. No incentive award would be earned if the Company’s actual Adjusted EBITDA during 2023 was less than 50% of the target, as adjusted for acquisitions, and awards were capped at 200% of target. Unless otherwise determined by the CHC Committee, payment of any incentive cash award is generally subject to the NEO remaining employed through the payment date. Incentive cash awards are subject to clawback under the terms of our recoupment policy.

In February 2024, the CHC Committee met to review the results of the Company’s performance against the target Adjusted EBITDA performance metric. The Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the year, was $455.9 million. Actual Adjusted EBITDA was $485.9 million, or approximately 106.6% of target, demonstrating our NEOs’ successful execution of our growth, capital allocation and acquisition strategies in the face of general economic uncertainty and challenging industry conditions.

The following table reflects each NEO’s 2023 target cash incentive award, earned cash incentive award and earned cash incentive award as a percentage of total compensation.

Name	Target Cash Incentive ($)	Earned Cash Incentive ($)	Earned Cash Incentive as a Percentage of Total Compensation (%)
Jeffrey W. Edwards	1,150,000	1,225,900	20.7
Michael T. Miller	430,000	458,380	21.2
Jay P. Elliott	325,000	346,450	16.3
W. Jeffrey Hire	200,000	213,200	23.0
Jason R. Niswonger	265,000	282,490	24.3

The performance-based incentive cash awards earned by our NEOs for 2023 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

2023 Performance-Based Incentive Equity Awards

In February 2023, the CHC Committee met to consider and finalize the performance metric for our 2023 performance-based incentive equity awards. The committee determined, for the reasons outlined in “Section 3 – Elements of Our Compensation Program – Performance-Based Cash Incentives” above, to use a one-year performance metric of Adjusted EBITDA. The target chosen by the CHC Committee for the incentive equity award program was the same as that chosen for the incentive cash award program. In order to achieve a balance between setting an annual performance metric and its desire to align the interests of our NEOs with the long-term interests of our stockholders, the CHC Committee adds a time-vesting component to the performance-based equity awards. The performance-based restricted stock awards actually earned by an executive may be above or below the target award, based on the degree to which the performance metric is met. Similar to performance-based cash awards, no equity

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award would be earned if the Company’s actual Adjusted EBITDA during 2023 was less than 50% of the target, as adjusted for acquisitions, and awards were capped at 200% of target. Target awards are based on a number of shares rather than a dollar amount, so that the potential value of the award fluctuates with the price of our common stock during both the performance period and the vesting period, aligning executive compensation with stockholder value.

In February 2024, the CHC Committee met to review the results of the Company’s financial performance against the target performance metric. Consistent with the incentive cash award program, the Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the year, was $455.9 million. Actual Adjusted EBITDA was $485.9 million, or approximately 106.6% of target. Due to the significant increase in the price of our common stock between the grant date ($109.76) and the date upon which the award was earned ($205.96), the value of the NEOs equity awards correspondingly increased in alignment with stockholder value.

The following table reflects each NEO’s 2023 target incentive restricted stock award, earned incentive restricted stock award and the fair value of the awards at the grant date and the date upon which the award was earned.

Name	Target Restricted Stock (#)	Target Restricted Stock Potential Payout Grant Date Fair Value ($)(1)	Earned Restricted Stock (#)	Earned Restricted Stock Fair Value ($)(2)
Jeffrey W. Edwards	32,798	3,599,908	34,963	7,200,911
Michael T. Miller	10,568	1,159,944	11,265	2,320,240
Jay P. Elliott	10,932	1,199,896	11,654	2,400,157
W. Jeffrey Hire	2,277	249,924	2,427	499,923
Jason R. Niswonger	3,735	409,954	3,982	820,032

(1)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 17, 2023 ($109.76) by the number of target shares.

(2)

The earned fair value was determined by multiplying the closing price of the Company’s common stock on February 20, 2024 ($205.96) (the date of certification of the achievement of the performance metric) by the number of shares awarded. The restricted stock vests in equal installments over two years (subject to continued employment). The actual value on the vesting date will be based on the closing price of the Company’s common stock on that date.

Compensation Changes after December 31, 2023

In September 2023, Jay P. Elliott advised the Company that he wished to retire from his position as Chief Operating Officer effective December 31, 2023. Beginning in January 2024, Mr. Elliott continues to serve the Company as Executive Vice President – Business Strategy and Development, but is no longer an executive officer.

Base Salary. Effective April 1, 2024, the CHC Committee adjusted the base salaries of our NEOs to align the compensation of our executives with our peer group and taking into account a reorganization of responsibilities within the NEO group.

Name	2023 Base Salary ($)	2024 Base Salary ($)	Increase (%)
Jeffrey W. Edwards	840,000	900,000	7.1
Michael T. Miller	445,000	475,000	6.7
W. Jeffrey Hire	420,000	450,000	7.1
Jason R. Niswonger	425,000	465,000	9.4

Incentive Cash Compensation. The CHC Committee continued our performance-based incentive cash program for 2024 on substantially the same terms as the program approved by our stockholders in 2023. For all incentive-based compensation, the threshold is 50% of target and the maximum is 200% of target. Target awards for 2024 were increased according to market pay practices and to reward our NEOs for the financial and operational success of the Company.

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Name	2023 Target Cash Bonus ($)	2024 Target Cash Bonus ($)	Increase (%)	2024 Target Cash Bonus as a Percentage of Total Target Compensation (%)
Jeffrey W. Edwards	1,150,000	1,300,000	13.0	21.0
Michael T. Miller	430,000	475,000	10.5	21.6
W. Jeffrey Hire	200,000	225,000	12.5	23.7
Jason R. Niswonger	265,000	290,000	9.4	23.1

Incentive Equity Compensation. The CHC Committee determined that each NEO is eligible to receive the target number of shares of restricted stock set forth in the table below, based on the achievement of performance goals. The performance metric and terms of the equity awards are the same as those used for incentive cash awards. If restricted stock is earned, it will vest in two equal installments on April 20, 2026 and April 20, 2027, generally subject to the NEO’s continued employment on each vesting date. The restricted stock vests in full in the event of an NEO’s death. The CHC Committee has discretion to adjust any award, even if fully earned.

Name	2023 Target Restricted Stock Target (#)	2023 Target Restricted Stock Fair Market Value on Grant Date ($)	2024 Target Restricted Stock Target (#)	2024 Target Restricted Stock Fair Market Value on Grant Date ($)(1)	2024 Target Restricted Stock Grant Date Fair Value as a Percentage of Total Target Compensation (%)
Jeffrey W. Edwards	32,798	3,599,908	19,421	4,000,000	64.5
Michael T. Miller	10,568	1,159,944	6,069	1,250,000	56.8
W. Jeffrey Hire	2,277	249,924	1,335	275,000	28.9
Jason R. Niswonger	3,735	409,954	2427	500,000	39.8

(1)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 20, 2024 ($205.96) by the number of target shares.

Section 5 – Other Compensation and Policies

Perquisites

The Company offers no perquisites to our NEOs that are not generally available to salaried employees other than auto leases or allowances (including insurance) and cell phones, which are set forth in the “All Other Compensation” column of the Summary Compensation Table below. These perquisites do not play a significant role in our executive compensation program. From time to time, our NEOs may travel by Company-paid chartered aircraft services to facilitate travel that is directly related to the performance of their duties.

Post-Termination Compensation

We do not have severance or change-in-control arrangements with our named executive officers, except for Mr. Edwards. If a NEO’s employment is terminated due to retirement or disability, the CHC Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based incentive cash awards. If an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full.

The Company has entered into an employment agreement with Mr. Edwards, the terms of which are more fully described below in “Employment Agreement with Jeffrey W. Edwards.” Under the terms of his employment agreement, Mr. Edwards is entitled to

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certain severance benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Edwards for “Good Reason,” as defined in the employment agreement. These benefits include salary continuation, a lump sum cash payment and payment of earned but unpaid or unissued performance-based incentive awards. Details of the arrangement with Mr. Edwards are described in more detail in “Potential Payments Upon Termination or Change in Control” below. We have entered into non-compete agreements with each of our named executive officers, which also contain confidentiality provisions.

Retirement Benefits

The Company does not provide retirement or similar benefits to its NEOs other than our 401(k) program, which is available to all of our qualifying employees, and our non-qualified deferred compensation plan, which allows our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Equity Grant Practices

The CHC Committee’s typical practice is to grant equity awards to our NEOs during the first quarter of each year. We do not engage in the practice of timing grants with the release of non-public information. In 2023, we did not grant stock options or other stock-based compensation other than performance-based restricted stock described herein.

Taxes

We do not provide tax gross-ups for perquisites provided to our NEOs or for excise tax applied pursuant to Section 280G of the Internal Revenue Code. None of our NEOs received a tax gross-up for any benefits in 2023.

Stock Ownership Policy

The CHC Committee has established a Stock Ownership Policy for Executive Officers for the purpose of requiring executives to hold our common stock with a value equal to a multiple of base salary to strengthen their alignment with the interests of our stockholders and to promote achievement of long-term business objectives.

Position	Stock Ownership Level

Chief Executive Officer	5 times base salary

Chief Financial Officer	3 times base salary

Chief Operating Officer	3 times base salary

Chief Accounting Officer and Treasurer	1 times base salary

President, External Affairs	1 times base salary

Chief Administrative and Sustainability Officer	1 times base salary

The following shares qualify for purposes of the ownership requirement: shares owned by the executive or held jointly with a spouse; shares held in a trust established for the benefit of the executive or his or her family; and shares of unvested restricted stock, excluding performance-based shares for which the performance metric has not been met. If an executive chooses to meet the ownership requirement using unvested shares of common stock issued under the Company’s incentive plan, the stock is valued for purposes of meeting the requirement at the greater of the closing price on the grant date or the closing price on the date on which ownership is measured (the last trading day of the year of measurement), unless the CHC Committee determines that the closing price on the measurement date is not representative. Once an executive has satisfied the ownership requirement, a decrease in share price absent a sale of shares by the executive will not result in noncompliance with the policy. An executive has five years from the date being named as an executive officer, or if later, the date of an increase in the number of shares required to be held (e.g., due to an increase in salary), to meet this requirement. If an executive officer does not meet the ownership requirement at the measurement date, the executive is prohibited from selling any of our common stock, and fifty percent (50%) of his or her annual incentive bonus will be paid in the form of common stock in lieu of cash. All of our executive officers held shares in excess of the requirements as of December 31, 2023.

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Compensation Discussion and Analysis

Clawback Policy

The Board of Directors has adopted an incentive compensation recoupment policy, or “clawback” policy, the purpose of which is to deter our executives from taking actions that could potentially harm the Company and our stockholders. The clawback policy is mandatory and applies to all incentive cash and equity compensation paid to any current or former executive officer. Under the policy, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under applicable securities laws, the Company will recover from each executive officer the amount of any incentive-based compensation paid during the three-year period preceding the restatement in excess of what would have been paid if calculated under the restated financial statements, without regard to taxes paid by the executive officer or the Company. The Company will not indemnify any executive officer against the loss of any incorrectly awarded or otherwise recouped incentive compensation. The Policy overrides any contrary provisions of any employment agreements, compensation plans or arrangements, or award agreements. The CHC Committee may decline to recoup incentive compensation if the committee determines that recovery is impracticable under limited exceptions. A copy of the policy is posted on our website at https://investors.installedbuildingproducts.com/corporate-governance.

In addition to our mandatory clawback policy, the Board has adopted a discretionary clawback policy. The discretionary policy provides that if the CHC Committee determines that an executive officer has engaged in grossly negligent or intentional misconduct that was a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company, the committee may (i) recover any incentive-based compensation awards paid prior to the date of determination, (ii) cancel any incentive compensation not paid or otherwise settled prior to the date of the determination, and (iii) withhold or eliminate any incentive compensation that could be paid or awarded after the date of determination. The CHC Committee may also dismiss the executive officer, authorize legal action against the executive for breach of fiduciary duty or other violation of law, and take such other action as the committee may deem appropriate.

Commercial	Garage Doors

IBP 2024 Proxy Statement

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information regarding the compensation paid to or earned by each of our named executive officers for the three most recently completed fiscal years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey W. Edwards	2023	829,231	3,837,502	1,225,900	39,541	5,932,174
President, Chief Executive Officer and Chairman	2022	786,731	3,377,950	1,126,000	40,353	5,331,034
	2021	741,692	2,703,051	878,514	28,020	4,351,277
Michael T. Miller	2023	439,615	1,236,500	458,380	22,940	2,157,436
Executive Vice President and Chief Financial Officer	2022	411,731	1,086,542	427,880	23,111	1,949,264
	2021	370,500	931,559	342,717	22,693	1,667,470
Jay P. Elliott	2023	478,808	1,279,089	346,450	24,256	2,128,604
Chief Operating Officer	2022	456,162	1,125,880	315,280	21,901	1,919,223
	2021	435,385	1,003,948	429,603	15,961	1,884,897
W. Jeffrey Hire	2023	414,615	266,418	213,200	31,914	926,148
President, External Affairs	2022	393,365	225,217	168,900	31,511	818,994
	2021	367,154	144,778	125,502	31,172	668,605
Jason R. Niswonger	2023	416,923	437,011	282,490	25,536	1,161,959
Chief Administrative and Sustainability Officer	2022	384,385	315,119	197,050	12,153	908,706
	2021	346,692	144,778	125,502	15,330	632,302

(1)

Amounts in this column for 2023 represent the aggregate grant date fair value of performance-based restricted stock awards granted February 20, 2023 based on 2022 performance, computed in accordance with FASB ASC Topic 718. The grant date fair value was determined by multiplying the number of shares of common stock that would be earned based on the probable outcome of the performance conditions by the closing price of $109.76 on the grant date. See Compensation Discussion and Analysis – “Section 4 – What We Paid in 2023 – 2023 Performance-Based Incentive Equity Awards,” and “Grants of Plan-Based Awards for 2023” and “Potential Payments Upon Termination or Change in Control” below for more information concerning the restricted stock awarded in 2023.

(2)	Amounts in this column represent the performance-based cash incentives earned in the applicable fiscal year.

(3)	The following table describes each component of the “All Other Compensation” column for 2023.

Name	Company Car ($)	Company Paid Car Insurance ($)	Company Paid Parking ($)	401(K) Match ($)	Company Paid Mobile Phone ($)	All Other Compensation ($)
Jeffrey W. Edwards	30,399	2,757	-	1,477	4,907	39,541
Michael T. Miller	15,451	2,757	-	4,204	528	22,940
Jay P. Elliott	14,600	2,757	1,920	4,190	790	24,256
W. Jeffrey Hire	21,103	2,757	1,920	5,625	509	31,914
Jason R. Niswonger	17,176	2,757	1,920	2,923	760	25,536

IBP 2024 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards for 2023

The following table contains information regarding plan-based incentive awards granted to each of our NEOs for 2023 under our 2014 Omnibus Incentive Plan (made prior to the adoption of our 2023 Omnibus Incentive Plan).

		Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey W. Edwards	—	575,000	1,150,000	2,300,000
Performance-Based	2/20/2023				16,399	32,798	65,596	3,837,502
Michael T. Miller	—	215,000	430,000	860,000
Performance-Based	2/20/2023				5,284	10,568	21,136	1,236,500
Jay P. Elliott	—	162,500	325,000	650,000
Performance-Based	2/20/2023				5,466	10,932	21,864	1,279,089
W. Jeffrey Hire	—	100,000	200,000	400,000
Performance-Based	2/20/2023				1,139	2,277	4,554	266,418
Jason R. Niswonger	—	132,500	265,000	530,000
Performance-Based	2/20/2023				1,868	3,735	7,470	437,011

(1)

The amounts shown reflect the threshold, target and maximum amounts that each NEO was eligible to receive for 2023 based on achievement of the Adjusted EBITDA performance target established by the CHC Committee. Actual payouts are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The material terms of the 2023 non-equity incentive awards are described above under “2023 Performance-Based Incentive Cash Award.” A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.”

(2)

The amounts shown reflect the threshold, target and maximum amounts that each NEO was eligible to receive for 2023 performance based on achievement of the Adjusted EBITDA performance target established by the CHC Committee. Actual payouts are reported in the Summary Compensation Table under the “Stock Awards” column. The material terms of the 2023 equity incentive awards are described above under “2023 Performance-Based Incentive Equity Awards.” A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.”

(3)

Amounts in this column for 2023 represent the aggregate grant date fair value of performance-based restricted stock awards, computed in accordance with FASB ASC Topic 718. The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 17, 2023 ($109.76) by the number of shares that would be earned based on the probable outcome of the performance conditions.

IBP 2024 Proxy Statement

Executive Compensation

Outstanding Equity Awards Table

The following table contains information regarding outstanding equity awards held by each of our NEOs as of December 31, 2023.

			Stock Awards
Name		Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested ($)(1)
Jeffrey W. Edwards	(2)	2/22/2021	10,959	2,003,524
	(3)	2/22/2022	32,802	5,996,862
	(4)	2/20/2023			34,963	6,391,936
Michael T. Miller	(2)	2/22/2021	3,777	690,511
	(3)	2/22/2022	10,551	1,928,771
	(4)	2/20/2023			11,265	2,059,467
Jay P. Elliott	(2)	2/22/2021	4,070	744,077
	(3)	2/22/2022	10,933	1,998,771
	(4)	2/20/2023			11,654	2,130,584
W. Jeffrey Hire	(2)	2/22/2021	587	107,315
	(3)	2/22/2022	2,187	399,827
	(4)	2/20/2023			2,427	443,704
	(5)	4/13/2023	5,375	982,658
Jason R. Niswonger	(2)	2/22/2021	587	107,315
	(3)	2/22/2022	3,060	599,429
	(4)	2/20/2023			3,982	727,989

(1)	The market value of unvested stock was determined by multiplying the closing price of the Company’s common stock on December 31, 2023 ($182.82) by the number of shares.

(2)	Although the performance criteria was satisfied for the 2021 performance period, the shares remain subject to a vesting schedule. The shares vest April 20, 2024.

(3)

Although the performance criteria was satisfied for the 2022 performance period, the shares remain subject to a vesting schedule. The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2024 and April 20, 2025.

(4)

Although the performance criteria was satisfied for the 2023 performance period and certified on February 20, 2024, the shares remain subject to a vesting schedule. The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2025 and April 20, 2026. The number of shares shown as subject to these awards represent the number of shares certified as earned upon satisfaction of the performance criteria.

(5)	Shares awarded April 13, 2023, which vest April 20, 2026.

IBP 2024 Proxy Statement

Executive Compensation

Stock Vested as of December 31, 2023

The following table contains information on equity awards held by our NEOs that vested in 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey W. Edwards	27,152	3,307,657
Michael T. Miller	9,444	1,150,468
Jay P. Elliott	10,142	1,235,498
W. Jeffrey Hire	12,093	1,473,169
Jason R. Niswonger	15,152	1,845,817

(1)	The value realized on vesting was determined by multiplying the closing price of our common stock on the vesting date of April 20, 2023 ($121.82) by the number of shares vested.

Pension Benefits

We do not provide any qualified or non-qualified defined pension benefit plans for our NEOs. The CHC Committee may elect to adopt such plans in the future if it determines that doing so best serves the interests of the Company and our stockholders.

Non-Qualified Deferred Compensation

In 2020, we adopted an unfunded non-qualified deferred compensation plan to allow our executive officers and other highly compensated employees to defer a portion of their eligible compensation above the limits in our 401(k) plan. The Company adopted a “rabbi trust” to fund benefits under the plan, which is an irrevocable trust, but is subject to the claims of the Company’s creditors. Under the terms of the plan, eligible individuals, including our named executive officers, may annually elect to defer a portion of eligible compensation, primarily base salary, commission and cash bonuses. Deferral elections are irrevocable once made and remain in effect for the calendar year of the election. The Company may elect to provide a discretionary matching contribution or a discretionary non-elective contribution in any year, but to date has not done so. Participants are immediately vested in contributions and earnings from contributions. Company matches and non-elective contributions and associated earnings vest after three years of service (except in the event of a change in control or when the participant reaches age 65, in which case both Company matches and non-elective contributions vest immediately). Participants may elect among a number of distribution options, including (i) either lump sum or payments over two to ten years upon separation from service; and (ii) lump sum or payments over two to ten years of all or a portion of the amount deferred in a given year, after at least three years following the year of deferral.

The table below sets forth information concerning the amount of each NEO’s compensation that was deferred under our non-qualified deferred compensation plan in 2023.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jeffrey W. Edwards	–	–	–	–	–
Michael T. Miller	–	–	–	–	–
Jay P. Elliott	–	–	–	–	–
W. Jeffrey Hire	–	–	–	–	–
Jason R. Niswonger	50,346	–	17,695	–	145,469

(1)	Mr. Niswonger’s contribution of $50,346 is included in the “Base Salary” column of the Summary Compensation Table.

IBP 2024 Proxy Statement

Executive Compensation

Employment Agreements, Severance and Change in Control Benefits

Employment Agreement with Jeffrey W. Edwards

In November 2013, we entered into an employment agreement with Mr. Edwards pursuant to which he agreed to serve as our Chief Executive Officer and President for an initial employment term through November 1, 2016. The agreement provides Mr. Edwards with a minimum annual base salary of $600,000, subject to adjustment by the CHC Committee, and an opportunity to participate in our annual incentive programs, as well as our employee benefit plans and programs in effect from time to time.

The agreement has been amended and restated, most recently in May 2023, to extend Mr. Edwards’ employment term to April 15, 2026 with automatic five-year renewals unless either party provides at least 90 days’ prior notice of non-renewal, to provide that Mr. Edwards must give 180 days’ prior written notice of a voluntary termination of employment without “Good Reason” (as defined in the employment agreement), to provide for a reduction in severance payments that would exceed tax laws governing parachute payments and to modify certain of Mr. Edwards’ severance payments.

Mr. Edwards is required to devote the amount of his business time necessary to conduct Company business and affairs and to use his best efforts to perform his duties as our Chief Executive Officer and President. However, to the extent such activities do not create a conflict of interest or substantially interfere with the performance of Mr. Edwards’ duties and responsibilities to the Company, he may (i) manage his personal and family financial and legal affairs, (ii) participate in charitable, civic, educational, professional, community and industry affairs (including serving on boards or committees of such entities, including the Salvation Army and the Columbus Museum of Art) and (iii) continue to engage in non-competitive operational activities for a real estate development business in which he participated prior to entering into his employment agreement.

Mr. Edwards is entitled to receive certain severance benefits in the event of termination of his employment by us without “Cause” or if Mr. Edwards terminates his employment for “Good Reason,” in each case as defined in the employment agreement. See “Potential Payments Upon Termination or Change in Control” below for a summary of these severance benefits. In the event of Mr. Edwards’ termination for any reason, we are required to pay him for his accrued and unpaid vacation as of the date of termination.

While employed and for two years after termination of his employment, Mr. Edwards is subject to non-competition, customer and employee non-solicitation as well as confidentiality restrictions that last during his employment and thereafter.

Potential Payments Upon Termination or Change in Control

None of our named executive officers other than Mr. Edwards are entitled to benefits (other than vested benefits and awards) upon a resignation, termination or a change in control, except that if an NEO’s employment is terminated due to retirement or disability, the CHC Committee may, in the exercise of its discretion, accelerate vesting of restricted stock awards and waive any limitations placed on performance-based cash awards. If an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full. Our 2023 Omnibus Incentive Plan does not provide for automatic acceleration of vesting of any incentive-based awards in the event of a change in control without another qualifying event.

In the event of a “change in control” (as defined in our 2023 Omnibus Incentive Plan), the CHC Committee may cause any unvested shares of restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the NEOs to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. The committee may also accelerate vesting in connection with a change in control. If a named executive officer engages in a “detrimental activity” (as defined in the 2023 Omnibus Incentive Plan), prior to or one year following vesting of any restricted

IBP 2024 Proxy Statement

Executive Compensation

stock, the CHC Committee may direct that all unvested restricted stock be forfeited and that the executive pay to the Company the fair market value of vested restricted stock (valued as of the vesting date).

Payments to Mr. Edwards upon Termination without Cause or Resignation for Good Reason

If we terminate Mr. Edwards without Cause or Mr. Edwards terminates his employment for Good Reason, then subject to his compliance with certain restrictive covenants and upon his signing a release of claims, we are required to pay Mr. Edwards (i) base salary continuation payments for 18 months; (ii) any earned but unpaid or unissued annual incentive cash bonus or restricted stock award with respect to the performance year prior to the year of termination; and (iii) a lump sum cash payment equal to 1.5 times the dollar value of the total target incentive cash award (“Target Cash Award”) established by the CHC Committee for the year of termination. If termination occurs within two years following a change in control (other than as a result of a sale of all of Mr. Edwards’ equity interests in the Company), then Mr. Edwards is entitled to receive the severance benefits described in the foregoing sentence, except that base salary continuation payments will be made for 24 months and the lump sum cash payment is 2.0 times the Target Cash Award.

“Cause” generally means: (i) conviction of or a plea of guilty to a felony; (ii) willful commission of an act of fraud, dishonesty or other willful misconduct in the course of Mr. Edwards’ duties having a significant adverse effect on the Company; (iii) willful failure to perform prescribed duties after the Company has delivered a written demand for performance; or (iv) any material breach by Mr. Edwards of the employment agreement that remains uncured for 30 days.

“Good Reason” generally means any of the following events with respect to Mr. Edwards occurring without his consent: (i) a material diminution in base salary; (ii) a material diminution in duties, authorities or responsibilities; (iii) a relocation of a primary work location by more than 50 miles; or (iv) any material breach by the Company of the employment agreement.

The following table shows the value of the termination payments Mr. Edwards would receive if (i) we terminated him without Cause or he terminated his employment for Good Reason, and (ii) we terminated him without Cause or he terminated his employment for Good Reason following a change in control, in each case on December 31, 2023, excluding distributions under our 401(k) plan and any additional benefits generally available to our salaried employees.

Name	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason in Connection with Change in Control ($)
Jeffrey W. Edwards
Base Salary Continuation	1,260,000	1,680,000
Target Cash Incentive	1,725,000	2,300,000
Total	2,985,000	3,980,000

Payments to NEOs upon Death, Retirement or Disability

The following table summarizes the value of unvested restricted stock that would vest in the event of an NEO’s death, assuming such death occurred on December 31, 2023. The value was determined by multiplying the closing price of our common stock on December 31, 2023 ($182.82) by the number of shares that would have vested on such date.

IBP 2024 Proxy Statement

Executive Compensation

Name	Unvested Restricted Stock ($)
Jeffrey W. Edwards	8,000,386
Michael T. Miller	2,619,445
Jay P. Elliott	2,742,848
W. Jeffrey Hire	1,489,800
Jason R. Niswonger	666,745

If an NEO’s employment is terminated due to death, retirement or disability, the CHC Committee may also, in the exercise of its discretion, determine to waive any limitations placed on performance-based incentive cash awards.

Chief Executive Officer Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

For 2023:

∎	the annual total compensation of our median employee was $59,029;

∎	the annual total compensation of our CEO was $5,932,174; and

∎	the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 101 to 1.

The methodology and material assumptions, adjustments, and estimates that we used for these calculations were as follows.

We determined that, as of our testing date of December 31, 2023, our employee population consisted of 10,299 employees, including our CEO. After taking into consideration the adjustments permitted by SEC rules (by excluding 156 employees, 129 of whom were hired after the final pay period in December 2023 and 27 of whom were paid from multiple subsidiaries), our measurable employee population was 10,142 individuals. All of our employees are located in the United States.

With respect to the annual total compensation used to determine our “median employee,” we used a consistently applied measure, which we applied separately for salaried and hourly employees. For salaried employees, we used base salary rate. For hourly employees, we estimated annual wages based on hourly wage rate and normal weekly schedule. For piece rate employees, we used earned production wages. For salespersons, wages included commissions. We annualized the compensation of employees who were employed on our December 31, 2023 testing date, but who worked less than a full year.

Once we identified our median employee, we combined all of the elements of the employee’s compensation for 2023 in accordance with SEC rules, resulting in annual total compensation of $59,029. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their varied employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to our reported pay ratio, as other companies have differing employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Our pay philosophy is to pay our workforce competitively. We offer competitive pay based on industry specific compensation practices across our local markets, taking into account job responsibilities and individual performance. We believe both our CEO and our employee compensation programs are structured to attract and retain valuable talent necessary to drive profitable operations and enhance stockholder value.

IBP 2024 Proxy Statement

Executive Compensation

Pay Versus Performance
The following information has been prepared in accordance with the SEC’s pay versus performance rules under the Exchange Act. The tables and related disclosures contain information about the relationship between our executive compensation actually paid (as defined by SEC rules) and certain Company financial performance measures. The CHC Committee did not consider this information when making its executive compensation decisions in 2023 or in setting target compensation for 2024. For further information about how we align executive compensation with Company performance, see
“Compensation Discussion and Analysis.”
The amounts in the tables below are calculated in accordance with SEC rules and may not represent amounts actually earned or realized by our Principal Executive Officer (“PEO”) or
Non-PEO
Named Executive Officers.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Value of initial Fixed $100 Investment Based On		Net Income ($)(6)	Adjusted EBITDA ($)(7)
Year					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2023	5,932,174	10,434,045	1,593,537	2,890,502	280	200	243,700,000	485,900,000
2022	5,331,034	696,971	1,399,047	84,150	129	132	223,400,000	439,300,000
2021	4,351,277	7,666,457	1,213,319	2,139,501	205	159	118,800,000	285,400,000
2020	4,097,375	5,547,911	1,149,186	2,089,937	148	127	97,200,000	245,600,000

(1)	Jeffrey W. Edwards, our Chief Executive Officer, served as our PEO for each of 2023, 2022, 2021 and 2020.
(2)
Compensation actually paid to our PEO in each of 2023, 2022, 2021 and 2020 reflects the amounts in the
Summary Compensation Table
Totals for PEO in the table above, adjusted as set forth in the table below, determined in accordance with SEC rules.

PEO	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table (SCT) Total Compensation	5,932,174	5,331,034	4,351,277	4,097,375
- Aggregate change in actuarial present value of pension benefits	-	-	-	-
+ Service cost of pension benefits	-	-	-	-
+ Prior service cost of pension benefits	-	-	-	-
- Stock award values reported in the SCT for the covered year	3,837,502	3,377,950	2,703,051	2,502,713
- Option award values reported in the SCT for the covered year	-	-	-	-
+ Year end fair value for equity awards granted in the covered year that were outstanding and unvested at year end	2,990,008	2,807,851	3,062,523	3,301,003
+/- Year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered years	4,254,444	(2,062,567)	2,053,206	1,850,633
+ Vesting date fair value of equity awards granted and vested in the covered year	-	-	-	-
+/- Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	983,445	(2,093,505)	892,293	(1,198,387)
- Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-	-	-	-
+ Dollar value of dividends/earnings paid on equity awards that vested in the covered year	111,476	92,108	10,209	-
+ Excess fair value for equity award modifications	-	-	-	-
Compensation Actually Paid to PEO	10,434,045	696,971	7,666,457	5,547,911

(3)	Our Non-PEO Named Executive Officers were Jay Elliott, Jeffrey Hire, Michael Miller and Jason Niswonger for each of 2023, 2022, 2021 and 2020.
(4)
Average compensation actually paid to our
non-PEO
NEOs in each of 2023, 2022, 2021 and 2020 reflects the amounts in the
Summary Compensation Table
Totals for
non-PEO
NEO’s in the third column of the table above, adjusted as set forth in the table below, determined in accordance with SEC rules.

IBP 2024 Proxy Statement
Executive Compensation

Table of Contents

Average for Non-PEO NEOs	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Average Summary Compensation Table (SCT) Total Compensation	1,593,537	1,399,047	1,213,319	1,149,186
- Aggregate change in actuarial present value of pension benefits	-	-	-	-
+ Service cost of pension benefits	-	-	-	-
+ Prior service cost of pension benefits	-	-	-	-
- Stock award values reported in the SCT for the covered year	804,755	688,190	556,266	522,471
- Option award values reported in the SCT for the covered year	-	-	-	-
+ Year end fair value for equity awards granted in the covered year that were outstanding and unvested at year end	627,041	547,498	630,242	1,308,093
+/- Year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered years	999,592	(755,678)	658,604	393,249
+ Vesting date fair value of equity awards granted and vested in the covered year	-	-	-	-
+/- Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	424,055	(437,789)	191,413	(238,121)
- Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-	-	-	-
+ Dollar value of dividends /earnings paid on equity awards that vested in the covered year	51,032	19,261	2,190	-
+ Excess fair value for equity award modifications	-	-	-	-
Average Compensation Actually Paid to Non-PEO NEOs	2,890,502	84,150	2,139,501	2,089,937

(5)
For each of the four fiscal years presented in the table, total shareholder return was calculated in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act. For purposes of this pay versus performance disclosure, the peer group used was the S&P 600 Building Products Sub Industry GICS Level 4 Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 600 Building Products Sub Industry GICS Level 4 Index, respectively. In 2022, our peer group consisted of two published industry indices: the Russell 2000 and the S&P 600 Building Products Sub Industry GICS Level 4 Index. TSR performance for these indexes, for the years ending December 31, 2020, 2021, 2022, and 2023, would have been: $120, $138, $110, and $129, respectively.

(6)	Net income is rounded to the nearest hundred thousand.

(7)
The CHC Committee has selected Adjusted EBITDA as the most important financial performance measure used to link our executive compensation to Company performance. See “
Additional Information – Use of
Non-GAAP
Financial Measures
” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. Adjusted EBITDA is rounded to the nearest hundred thousand.

The following graphs describe the relationships between executive compensation actually paid as listed above in the pay versus performance table to Company Adjusted EBITDA, Company Net Income and Company and Peer Group Total Shareholder Return and the relationship between Company Total Shareholder Return to Peer Group Total Shareholder Return.

IBP 2024 Proxy Statement
Executive Compensation

Table of Contents

See “
Additional Information – Use of
Non-GAAP
Financial Measures
” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
The following table lists the financial performance measure that we believe represents the most important financial measure used to link compensation actually paid to our executives to Company performance.

Adjusted EBITDA	● Performance-based incentive cash awards ● Performance-based incentive equity awards

IBP 2024 Proxy Statement
Executive Compensation

STOCK OWNERSHIP INFORMATION

Stock Ownership Table

The following table shows the beneficial ownership of our common stock as of March 28, 2024 held by:

∎	each person whom we know to beneficially own more than 5% of our outstanding common stock;
∎	each director;
∎	each named executive officer; and
∎	all directors and executive officers as a group.

Unless otherwise indicated, the address of each director and executive officer is c/o Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

The number of shares of common stock “beneficially owned” is determined under certain SEC rules and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes shares as to which the stockholder has sole or shared voting power or investment power and shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after March 28, 2024, including shares that could be purchased by the exercise of options or warrants. Unless otherwise indicated, to our knowledge all persons named in the table have sole voting and investment power with respect to their shares of our common stock. Each stockholder’s percentage ownership is based on 28,436,558 shares of common stock outstanding as of March 28, 2024.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent

5% Stockholders:

BlackRock, Inc.(1)	4,106,184	14.4

PJAM IBP Holdings, Inc.(2)	2,677,819	9.4

The Vanguard Group, Inc.(3)	2,622,555	9.2

Installed Building Systems, Inc.(2)	1,416,194	5.0

Directors and Named Executive Officers:

Margot L. Carter(4)	8,040	*

Jeffrey W. Edwards(2)(5)	4,470,562	15.7

Jay P. Elliott(6)	31,995	*

W. Jeffrey Hire(7)	44,785	*

Lawrence A. Hilsheimer(4)	26,550	*

Janet E. Jackson(4)	9,168	*

David R. Meuse(4)	4,374	*

Michael T. Miller(8)	58,913	*

Marchelle E. Moore(4)	934	*

Jason R. Niswonger(9)	20,118	*

Robert H. Schottenstein(4)	1,904	*

Michael H. Thomas(4)	9,001	*

Directors and Executive Officers as a Group (14 persons)	4,700,199	16.5

*	Less than 1%

IBP 2024 Proxy Statement

Stock Ownerhsip Information

(1)

Information reported is based on a Schedule 13G/A, as filed with the SEC on January 23, 2024, reporting beneficial ownership as of December 31, 2023, in which BlackRock, Inc. reported sole voting power over 4,025,875 shares of our common stock and sole dispositive power over 4,106,184 shares of our common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)

Information reported is based on a Schedule 13G/A as filed with the SEC on January 31, 2024, reporting beneficial ownership as of December 31, 2023, as updated by Form 4 as filed with the SEC on March 7, 2024, in which PJAM IBP Holdings, Inc. (“PJAM”) and IBP Holding Company, the sole shareholder of PJAM, reported shared voting and dispositive power over 2,677,819 shares of our common stock, Installed Building Systems, Inc. (“IBS”) reported shared voting and dispositive power over 1,416,194 shares of our common stock and Jeffrey W. Edwards reported (i) sole voting and dispositive power over 203,141 shares of our common stock, (ii) shared voting and dispositive power over 4,094,013 shares of our common stock directly held by PJAM and IBS, and (iii) shared voting and dispositive power over 173,408 shares of our common stock held by Tremont FT, Inc. as trustee. Mr. Edwards disclaims any beneficial ownership of shares in which he does not have a pecuniary interest. The address for PJAM, IBP Holding Company, IBS and Jeffrey W. Edwards is 495 South High Street, Suite 150, Columbus, OH 43215.

The Board has made two exceptions to our Insider Trading Policy for Mr. Edwards in connection with certain financing arrangements made by a family-owned investment vehicle. In each of September and November 2023, IBS, an investment vehicle owned by Mr. Edwards and his siblings, entered into prepaid variable forward sale contracts with an unaffiliated third party buyer. In each of the September and November transactions, IBS pledged 450,000 shares, or 900,000 shares in the aggregate (collectively, the “Pledged Shares”) of our common stock to secure its obligations under the contracts, but retained ownership, dividend and voting rights in the Pledged Shares. The contracts obligate IBS to deliver to the buyer, on the applicable settlement date for each of the 12 components in the September transaction and each of the 15 components in the November transaction, up to one hundred percent of the number of Pledged Shares for such component or, at IBS’ option, an equivalent amount of cash.

For the September transaction, the number of shares of our common stock to be delivered to the buyer on the settlement date (or on which to base the amount of cash to be delivered to the buyer on the settlement date) is determined as follows: (a) if the closing price of our common stock on the designated valuation date for the applicable component (each, a “September Settlement Price”) is less than or equal to $120.9623 (the “September Floor Price”), IBS will deliver to the buyer all of the Pledged Shares for the applicable component; (b) if such September Settlement Price is greater than the September Floor Price but less than or equal to $152.7944 (the “September Cap Price”), IBS will deliver to the buyer the number of shares equal to one hundred percent of the Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the September Floor Price and the denominator of which is such September Settlement Price and (c) if such September Settlement Price is greater than the September Cap Price, IBS will deliver to the buyer the number of shares equal to one hundred percent of Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the September Floor Price plus the excess of such September Settlement Price over the September Cap Price, and the denominator of which is such September Settlement Price. In connection with the entry into the forward contracts, IBS was entitled to receive aggregate net cash payments (amounts receivable by it upon entry into the forward contract) of $46,869,694. Such amount was determined based on the market value of our common stock on September 13, 2023. Each component is exercisable on the same date as it expires, and the expiration dates for the components, occur from August 14, 2025 to August 22, 2025 under one contract and from March 9, 2026 to March 13, 2026 under the other contract.

For the November transaction, the number of shares of our common stock to be delivered to the buyer on the settlement date (or on which to base the amount of cash to be delivered to the buyer on the settlement date) is determined as follows: (a) if the volume-weighted average price of our common stock on the designated valuation date for the applicable component (each, a “November Settlement Price”) is less than or equal to $131.9962 (the “ November Floor Price”), IBS will deliver to the buyer all of the Pledged Shares for the applicable component; (b) if such November Settlement Price is greater than the November Floor Price but less than or equal to $166.7321 (the “ November Cap Price”), IBS will deliver to the buyer the number of shares equal to one hundred percent of the Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the November Floor Price and the denominator of which is such November Settlement Price and (c) if such November Settlement Price is greater than the November Cap Price, IBS will deliver to the buyer the number of shares equal to one hundred percent of Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the November Floor Price plus the excess of such November Settlement

IBP 2024 Proxy Statement

Stock Ownerhsip Information

Price over the November Cap Price, and the denominator of which is such November Settlement Price. In connection with the entry into the forward contracts, IBS is entitled to receive aggregate net cash payments (amounts receivable by it upon entry into the forward contract) of $48,769,133. Such amount was determined based on the market value of our common stock on November 20, 2023. Each component is exercisable on the same date as it expires, and the expiration dates for the components occur from November 16, 2026 to November 23, 2026 under one contract and from May 24, 2027 to June 4, 2027 under the other.

(3)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023, in which The Vanguard Group reported shared voting power over 43,733 shares of our common stock, sole dispositive power over 2,553,720 shares of our common stock and shared dispositive power over 68,835 shares of our common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes 934 shares of restricted stock that vest on May 23, 2024.

(5)

Includes 10,959 shares of restricted stock that vest on April 20, 2024, 32,802 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2024 and 2025, and 34,963 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2025 and 2026, generally subject to Mr. Edwards’ continued employment on the applicable vesting date. These shares of restricted stock are included in the 168,178 shares reflected in note (2) with respect to which Mr. Edwards has sole voting and dispositive power.

(6)

Includes 4,070 shares of restricted stock that vest on April 20, 2024, 10,933 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2024 and 2025, and 11,654 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2025 and 2026, generally subject to Mr. Elliott’s continued employment on the applicable vesting date.

(7)

Includes 587 shares of restricted stock that vest on April 20, 2024, 2,187 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2024 and 2025, 5,375 shares of restricted stock that vest on April 20, 2026 and 2,427 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2025 and 2026, generally subject to Mr. Hire’s continued employment on the applicable vesting date.

(8)

Includes 3,777 shares of restricted stock that vest on April 20, 2024, 10,551 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2024 and 2025, and 11,265 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2025 and 2026, generally subject to Mr. Miller’s continued employment on the applicable vesting date. Includes 43,320 shares of common stock held by a trust of which Mr. Miller is the sole trustee and sole beneficiary and exercises sole voting and investment power.

(9)

Includes 587 shares of restricted stock that vest on April 20, 2024, 3,060 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2024 and 2025 and 3,982 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2025 and 2026, generally subject to Mr. Niswonger’s continued employment on the applicable vesting date.

IBP 2024 Proxy Statement

Stock Ownerhsip Information

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding the shares of our common stock issuable under our 2023 Omnibus Incentive Plan as of December 31, 2023. The plan authorizes the grant of stock options, stock appreciation rights, stock equivalent units, restricted stock, restricted stock units, bonus awards, performance shares, performance units and other stock-based awards.

The aggregate number of shares of our common stock initially reserved for issuance under the 2023 Omnibus Incentive Plan was 2,098,116. As of December 31, 2023, there were 194,645 shares issuable under the 2023 Omnibus Incentive Plan pursuant to outstanding restricted stock awards granted under the plan, and 14,382 shares issuable pursuant to outstanding restricted stock units granted under the plan. No other equity-based awards have been issued under the 2023 Omnibus Incentive Plan.

The line item in the table below relating to our 2014 Omnibus Incentive Plan are shares that are subject to outstanding awards. The shares subject to outstanding awards under the 2014 Omnibus Incentive Plan will become available for issuance under the 2023 Omnibus Incentive Plan if the underlying outstanding awards are forfeited.

Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)

Equity compensation plans approved by security holders:

2014 Omnibus Incentive Plan	141,136

2023 Omnibus Incentive Plan	1,762,335

Equity compensation plans not approved by stockholders	-

Total	1,903,471

IBP 2024 Proxy Statement

Stock Ownerhsip Information

RELATED PARTY TRANSACTIONS

Jeff Edwards, Peter Edwards Jr., Anne Edwards and Michael Edwards, and the investment entities through which they directly and indirectly beneficially own shares of our common stock, are referred to below as the Edwards Investors. Peter Edwards Jr., Anne Edwards and Michael Edwards are siblings of Jeff Edwards.

Affiliate Sales

Our operating subsidiaries install building products in the ordinary course of their businesses for certain of our directors and executive officers or their affiliated entities. These transactions are performed on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. In 2023, these sales were to:

∎	Edwards Investors affiliates: $2,137,711

∎	Vikas Verma (a director until May 2023) affiliated entities: $406,955

∎	Robert H. Schottenstein affiliates (including MI Homes, Inc. and affiliated entities): $18,097,996

Real Property Leases

Our headquarters building in Columbus, Ohio is subject to a master lease agreement between an unrelated third party owner and The Edwards Companies, LLC, an entity affiliated with the Edwards Investors, to which we pay rent payments. In 2023, we paid $679,816 in base rent payments to The Edwards Companies, LLC.

We lease two branch locations in Columbus, Ohio from Peter H. Edwards, an immediate family member of the Edwards Investors. We paid base rent payments for these facilities in 2023 of $236,490 and $128,179, respectively.

In 2023 we leased two locations – one in Charlotte, North Carolina and one in Universal City, Texas—from entities in which Vikas Verma, a director until May 2023, has a 75% interest. Base rent payments for 2023 were $42,000 and $123,498, respectively. The Charlotte, North Carolina property was sold to a third party in April 2023.

In each case under the applicable lease, we are also obligated to pay our proportionate share of certain common area maintenance charges, taxes, insurance premiums and other costs of operation, depending on the terms of the lease.

Estimating Agreement

Alpha Insulation and Water Proofing, Inc., one of our commercial operations subsidiaries, is a party to an Independent Contract Agreement for job estimating services with an entity in which Vikas Verma, a director until May 2023, has a 75% interest. In 2023, the annual fee under this agreement was $700,800, subject to adjustment if the number of estimating jobs exceeded a prescribed amount. Payments under this contract in 2023 totaled $700,800. The contract automatically renews from year to year unless either party provides notice of termination at least 180 days in advance of the expiration date.

Aircraft Lease

In 2019, we entered into an aircraft lease agreement with an affiliate of the Edwards Investors, pursuant to which we lease the use of an aircraft for business travel on a non-priority basis. The lease agreement automatically renews every 29 days unless terminated on ten days’ notice by either party and is updated for current rental rate charges each year. In 2023, we paid lease payments, including operating expenses, of $250,905.

IBP 2024 Proxy Statement

Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a Related Party Transaction Policy (“Policy”) for the review and approval or ratification of certain related party transactions. The Policy is administered by the Audit Committee with the assistance of our General Counsel, Chief Financial Officer and Chief Accounting Officer.

The Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or one of our subsidiaries is a participant; the amount involved exceeds $120,000; and a Related Party (as defined below) had, has or will have a direct or indirect material interest. Any transaction meeting these criteria is a “Related Party Transaction.”

Under the Policy, a “Related Party” is any person who: (i) is, or, at any time since the beginning of our last fiscal year, was, a director, executive officer or director nominee, or an immediate family member of any such person; or (ii) is known by us to be the beneficial owner of more than 5% of our common stock, or an immediate family member of such person.

Prior to entering into a potential Related Party Transaction, the Related Party (or the person whose immediate family member is the Related Party) or any member of management aware of the transaction must provide notice of the facts and circumstances of the proposed transaction to our General Counsel, Chief Financial Officer or Chief Accounting Officer, who will assess whether the proposed transaction is subject to the Policy. If it is determined that the proposed transaction is a Related Party Transaction, it is submitted to the Audit Committee for consideration at its next meeting. If it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee for consideration (with any action taken by the Chair reported to the Audit Committee at its next regular meeting).

When considering a proposed Related Party Transaction, the Audit Committee reviews all of the relevant available facts and circumstances, including:

∎	the benefits of the transaction to the Company;

∎	any impact on a director’s independence;

∎	the availability of other sellers or purchasers of comparable products or services;

∎	the terms of the transaction;

∎	whether the transaction is on terms comparable to those obtainable in an arm’s-length transaction with an unrelated party; and

∎	the extent of the Related Party’s interest in the transaction.

The Audit Committee will approve a Related Party Transaction if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders. No member of the Audit Committee may participate in the consideration or approval of a transaction as to which he or she or any member of his or her immediate family is the Related Party, but may participate in the discussion of the transaction at the Audit Committee meeting if requested by the Chair of the Audit Committee.

The Related Party Transaction Policy prohibits the Company from directly or indirectly extending credit to, arranging for the extension of credit for, or renewing an extension of credit, in each case in the form of a personal loan, to any director or executive officer of the Company, except in the case of a trade receivable relating to work performed by the Company for the director or executive officer or an affiliate thereof in the ordinary course of the Company’s business on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party.

If a director or a member of management becomes aware of a Related Party Transaction that has not been approved by the Audit Committee, he or she must promptly notify our General Counsel, Chief Financial Officer or Chief Accounting Officer. If the transaction is pending or ongoing, it is submitted to the Audit Committee for review, and the Audit Committee will consider the relevant facts and circumstances and evaluate all options, including ratification, amendment or termination of the transaction. If

IBP 2024 Proxy Statement

Related Party Transactions

the transaction is completed, the Audit Committee will determine if rescission of the transaction and/or disciplinary action is appropriate.

All of the transactions described in this section were approved by the Audit Committee in accordance with the Policy.

Gutters	Gutters

Insulation	Spray Foam

IBP 2024 Proxy Statement

Related Party Transactions

STOCKHOLDER PROPOSALS FOR THE 2025

ANNUAL MEETING

Proposals for Inclusion in our Proxy Statement

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our proxy statement if the stockholders and the proposals meet certain requirements specified in the rule. If a stockholder wishes to present a proposal to be included in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), the proposal must be received in writing by our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than December 12, 2024. Proposals must conform to and include the information required by SEC Rule 14a-8. See also Article I, Section 1.03 of our Bylaws.

Director Nominees for Inclusion in our Proxy Statement

In order to nominate a candidate for director at our 2025 Annual Meeting, stockholders must comply with Article I, Section 1.03 of our Bylaws. Stockholders wishing to nominate a candidate for director must provide notice no earlier than the close of business on January 23, 2025, and no later than the close of business on February 24, 2025. If the 2025 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary of this Annual Meeting, then notice must be received no earlier than the close of business 120 days prior to the 2025 Annual Meeting and no later than the close of business 90 days prior to the 2025 Annual Meeting (or 10 days following the date on which we publicly disclose the date of the 2025 Annual Meeting). Under our Bylaws, if the number of directors to be elected at an annual meeting of stockholders is increased and we do not make a public announcement naming the nominees for the additional directorship(s) at least 100 days prior to the anniversary of the previous year’s annual meeting, a stockholder nomination with respect to the additional directorship(s) will be considered timely if delivered to our Corporate Secretary no later than 10 days following the date when we publicly announce the increase in the number of directors.

All stockholder nominations must set forth the information specified in Article I, Section 1.03 of our Bylaws and must be submitted in writing to our Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

A copy of our Bylaws may be obtained without charge from our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, or may be found on our website at www.installedbuildingproducts.com under the “Investors” section. A nomination or proposal that does not comply with our Bylaws and/or applicable SEC rules may be excluded from our proxy materials in accordance with applicable SEC rules. Please carefully review our Bylaws and applicable SEC rules prior to submitting any nominations or proposals.

Other Proposals for the 2025 Annual Meeting

Article I, Section 1.03 of our Bylaws requires that any stockholder proposal that is not submitted for inclusion in our proxy statement, but is instead sought to be presented directly at the 2025 Annual Meeting must provide notice in writing to our Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than the close of business on December 12, 2024. If the 2025 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary of this Annual Meeting, then notice must be received no earlier than the close of business 120 days prior to the 2025 Annual Meeting and no later than the close of business 90 days prior to the 2025 Annual Meeting (or 10 days following the date on which we publicly disclose the date of the 2025 Annual Meeting). The notice must provide the information required by Article I, Section 1.03 of our Bylaws.

IBP 2024 Proxy Statement

Stockholder Proposal for the 2025 Annual Meeting

ADDITIONAL INFORMATION

Householding of Proxy Materials

We have adopted a “householding” procedure, approved by the SEC, relating to the delivery of our proxy materials, which conserves natural resources and reduces our printing and mailing costs. Under this procedure, stockholders with the same last name and address will receive only one copy of our proxy materials unless we receive instructions to the contrary from any stockholder at that address. A stockholder who wishes to receive a separate copy of our proxy materials, or wishes to stop receiving separate copies of our proxy materials, may make a request by writing to Computershare Investor Services, P.O. Box 43006, Providence, Rhode Island 02940-3006 or by calling (781) 575-3100.

A number of brokerage firms have also instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker, bank or other nominee. Please contact that organization if you have questions, or wish to opt in our opt out of householding.

Solicitation of Proxies

Our Board of Directors is soliciting your vote for the proposals being submitted at the Annual Meeting. Solicitation is being made by mail or internet but could also be made by our directors, officers and select other employees telephonically, electronically or by other means of communication. The Company will bear the cost of soliciting proxies. Directors, officers and employees who assist in the solicitation will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses. We are requesting brokers, banks and other nominees to forward our proxy materials to beneficial owners and will reimburse them for their reasonable out-of-pocket expenses.

Incorporation by Reference

The CHC Committee Report and the Audit Committee Report included in this Proxy Statement are not “soliciting material,” and are not deemed filed with the SEC. The reports shall not be deemed incorporated by reference into any of our prior or future filings made with the SEC except to the extent that we specifically incorporate such reports by reference. Any references in this Proxy Statement to website addresses are intended to provide textual references only. Information contained on our website or any other website that may be referenced herein is not incorporated into this Proxy Statement.

Forward Looking Statements

This Proxy Statement contains certain forward-looking statements, including with respect to the housing and commercial construction market, our operations, our ESG related initiatives, our business model, expansion of our footprint and end markets, our product diversification and our pursuit of value enhancing acquisitions. These statements are based on management’s current expectations, beliefs, estimates and projections. These statements include all matters that are not historical facts, are not guarantees and are subject to certain uncertainties and other factors, many of which are beyond our control. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2023, including the sections captioned “Risk Factors” and “Information Regarding Forward-Looking Statements and Risk Factors Summary” for a description of the risks and uncertainties related to any forward-looking statements included herein. Our actual performance, including the development of any program or initiative, may differ materially in the future. Forward-looking and other statements in this Proxy Statement regarding our ESG and sustainability plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the SEC. Historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

IBP 2024 Proxy Statement

Additional Information

Availability of SEC Filings and Corporate Governance Documents

Copies of our SEC filings on Forms 10-K, 10-Q and 8-K, and any amendments to those reports, as well as copies of our governing documents and reports of beneficial ownership of our common stock filed by our executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are available on our website at www.installedbuildingsproducts.com under the “Investors” section. This information may also be requested at no cost by calling (614) 221-3399, by emailing InvestorRelations@installed.net or by mailing Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations.

Use of Non-GAAP Financial Measures

This Proxy Statement uses the financial measure of “Adjusted EBITDA,” which is not calculated in accordance with GAAP. The reasons for the use of this measure and reconciliation to the most directly comparable GAAP measure is set forth below.

Adjusted EBITDA measures performance by adjusting EBITDA for certain income or expense items that are not considered part of our core operations. We believe that this measure assists both management and the CHC Committee in analyzing and benchmarking the performance and value of our business and the performance of our executive team. We use Adjusted EBITDA-based measures in determining the achievement of awards under our executive incentive compensation programs.

We believe the Adjusted EBITDA measure is useful to investors and to us as a measure of comparative operating performance from period to period, because it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies.

($ in millions)	2023	2022

Adjusted EBITDA

Net income, as reported	$243.7	$223.4

Interest expense	37.0	41.6

Provision for income tax	89.4	79.9

Depreciation and amortization	96.7	91.0

EBITDA	466.8	435.9

Acquisition related expenses	1.9	3.0

Gains on acquisition earnout	-	(16.1)

Share based compensation expense	15.9	13.8

COVID-19 expenses(1)	-	0.3

Legal reserve	1.3	2.3

Adjusted EBITDA	$485.9	$439.2

(1)	Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19.

IBP 2024 Proxy Statement

Additional Information

MEETING AND VOTING INFORMATION

Certain of the topics below refer to “stockholders of record” or “beneficial owners.” If your shares were registered directly in your name with our transfer agent on the record date, then you are a “stockholder of record” with respect to those shares. If your shares were held in an account at a brokerage firm, bank or other nominee on the record date, then you are a “beneficial owner” of those shares.

Attending the Annual Meeting

Our Annual Meeting is conducted virtually by a live audio webcast in lieu of an in-person meeting. This format promotes stockholder participation by enabling stockholders to conveniently attend from any location. The virtual format results in cost savings to the Company and stockholders and is designed to enhance stockholder access and participation. You will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. You may attend and participate in the Annual Meeting in the following ways:

Stockholders of Record. You can listen to the Annual Meeting, submit questions and vote by going to https://meetnow.global/MJUTAUG, clicking on “Join Meeting Now” and entering under the stockholder tab the 15-digit control number found on your proxy card.

Beneficial Owners. You may participate in the Annual Meeting in one of two ways:

∎

If you wish to submit questions or vote during the Annual Meeting (rather than instructing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance by providing our transfer agent, Computershare Trust Company, N.A. (“Computershare”) with your name, email address and a copy of a legal proxy from your brokerage firm, bank or other nominee reflecting your beneficial ownership. Registration requests must be in writing and mailed to Computershare Investor Services, Installed Building Products, Inc. – Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Alternatively, you may forward a copy of the email from your broker granting you a legal proxy or forward an image of your legal proxy to legalproxy@computershare.com. Requests must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 13, 2024. You will receive an email from Computershare acknowledging your registration and providing you with a 15-digit control number. You can then listen to the Annual Meeting, submit questions and vote by going to https://meetnow.global/MJUTAUG, clicking on “Join Meeting Now” and entering under the stockholder tab your 15-digit control number.

∎

If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to https://meetnow.global/MJUTAUG, click on “Join Meeting Now” and then click on “Guest.”

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection. We encourage you to access the meeting prior to the start time. For further assistance you may call 1-888-724-2416 within the U.S. or 1-781-575-2748 outside the U.S. An audio replay of the Annual Meeting will be available at https://edge.media-server.com/mmc/p/fcj75eem for one year.

Who is Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on March 28, 2024, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on at the Annual Meeting.

A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at our principal executive offices at 495 S. High Street, Suite 50, Columbus, Ohio 43215 for a period

IBP 2024 Proxy Statement

Meeting and Voting Information

of ten days prior to the Annual Meeting. During the Annual Meeting, the list will be available at https://meetnow.global/MJUTAUG.

In order to carry out the business of the Annual Meeting, a quorum must be present. A quorum is present if holders of at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. On the record date, we had 28,436,558 shares entitled to vote, meaning that at least 14,218,280 shares must be present or represented by proxy to have a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.

How to Vote

Stockholders of Record. You may vote in any of the following ways. Votes must be received no later than the closing of the polls at the Annual Meeting.

Online	You may vote online at www.envisionreports.com/IBP, 24 hours a day, seven days a week.
By Phone	You may vote by calling 1-800-652-8683, 24 hours a day, seven days a week.
By Mail	If you received printed proxy materials, you may vote by completing, signing and dating each proxy card and returning it in the prepaid envelope to Computershare Investor Services. Sign your name exactly as it appears on the proxy card.

At the Annual Meeting	Instructions on how to vote during the Annual Meeting are posted at https://meetnow.global/MJUTAUG.

Voting online, by phone or at the Annual Meeting authorizes the persons named as proxies to vote as you direct in the same manner as if you had completed, signed, dated and returned a proxy card. If you vote online or by phone, or plan to vote during the Annual Meeting, do not return your proxy card(s). If you do not vote by any of the methods listed above, your shares will not be voted. If you submit a proxy but fail to provide voting instructions, your proxy will be voted in the manner recommended by the Board of Directors.

If you received more than one proxy card or Notice, your shares are registered in more than one name or are registered in multiple accounts. To make certain all of your shares are voted, please complete, sign, date and return each proxy card, or if you vote online, by telephone or at the Annual Meeting, vote once for each Notice you received.

Beneficial Owners. If you are a beneficial owner, the organization holding your account is the stockholder of record for purposes of participating in and voting at the Annual Meeting; however, you have the right to direct that organization how to vote the shares in your account by following the instructions provided by the organization. Alternatively, you may vote your shares directly at the Annual Meeting by obtaining a legal proxy from your brokerage firm, bank or other nominee and registering in advance to participate in the Annual Meeting. See “Attending the Annual Meeting” above. When you receive your registration confirmation, you may vote in any of the ways in which a stockholder of record may vote described above (except by mail).

The availability of online and telephone voting will depend on the voting procedures established by your broker, bank or other nominee. If you do not provide voting instructions to the organization holding your account, the organization may vote your shares on certain routine, or “discretionary,” matters. The ratification of the appointment of our independent registered public accounting firm is a discretionary matter. On this proposal, the organization holding your account may either vote your shares in the absence of your instructions or may choose not to vote your shares. The remaining proposals

IBP 2024 Proxy Statement

Meeting and Voting Information

are not considered discretionary and cannot be voted without your instructions, which is called a “broker non-vote.” In the case of a broker non-vote, your shares will not have any effect on the outcome of the proposal. If you registered in advance to participate in the Annual Meeting but do not vote your shares online, by phone or during the Annual Meeting, your shares will not be voted.

Revoking your Proxy or Changing your Vote

Stockholders of Record. You may revoke your proxy or change your vote at any time before the closing of the polls at the Annual Meeting by:

∎	signing and returning a new proxy card with a later date;

∎	submitting a later-dated vote online or by phone — only your latest vote will be counted;

∎	participating in the Annual Meeting and voting during the meeting; or

∎

delivering a written revocation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, which must be received no later than May 22, 2024.

Participating in the Annual Meeting without voting during the meeting will not cause a previously submitted vote to be revoked unless you specifically request that your prior vote be revoked.

Beneficial Owners. You should contact the broker, bank or other nominee holding your shares to obtain instructions for revoking or changing your vote. If you register in advance to participate in the Annual Meeting, you may change your vote by submitting a later-dated vote online, by phone or by voting during the meeting.

Votes Required to Approve each Proposal

Proposal	Required Vote

Proposal 1 – Election of Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms	Majority of the votes cast at the Annual Meeting

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

Proposal 3 – Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

IBP 2024 Proxy Statement

Meeting and Voting Information

OTHER MATTERS

We are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

IBP 2024 Proxy Statement

Other Matters

495 South High Street, Suite 50 Columbus, OH 43215 (614) 221-3399

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors to serve for three-year terms:
	For	Against	Abstain
01 - Margot L. Carter	☐	☐	☐
02 - David R. Meuse	☐	☐	☐
03 - Michael H. Thomas	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	☐	☐	☐

3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

03YDTC

The 2024 Annual Meeting of Stockholders of Installed Building Products, Inc. will be held on Thursday, May 23, 2024 at 10:00 a.m. Eastern Time.

The Annual Meeting will be a virtual meeting hosted by a live audio webcast at https://meetnow.global/MJUTAUG

To access the virtual meeting, please refer to the “Meeting and Voting Information” section of the proxy statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.edocumentview.com/IBP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Installed Building Products, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors

Jeffrey W. Edwards and Michael T. Miller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 23, 2024 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted:

•	FOR the election of Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/IBP or scan the QR code – You will need the number in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IBP

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors to serve for three-year terms:

	For	Against	Abstain
01 - Margot L. Carter	☐	☐	☐

02 - David R. Meuse	☐	☐	☐

03 - Michael H. Thomas	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	☐	☐	☐

3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

1 U P X

03YDSB

The 2024 Annual Meeting of Stockholders of Installed Building Products, Inc. will be held on Thursday, May 23, 2024 at 10:00 a.m. Eastern Time.

The Annual Meeting will be a virtual meeting hosted by a live audio webcast at https://meetnow.global/MJUTAUG

To access the virtual meeting, vote your shares or submit questions during the virtual meeting,

you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/IBP

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IBP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Installed Building Products, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors

Jeffrey W. Edwards and Michael T. Miller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 23, 2024 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted:

•	FOR the election of Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.